UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY

(AS PERMITTED BY RULE 14A-6(E)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

CABOT OIL & GAS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

March 29, 2007

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Cabot Oil & Gas Corporation to be held on Wednesday, May 2, 2007, at 8:00 a.m., local time, in the First Floor Auditorium of our corporate headquarters, located at 1200 Enclave Parkway, Houston, Texas.

The attached Notice of Annual Meeting of Stockholders and Proxy Statement cover the formal business of the meeting. To better acquaint you with the directors, the Proxy Statement contains biographical information on each nominee and each director continuing in office. Directors and officers of the Company will be present at the meeting to respond to your questions.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. Please complete, sign, date and return the enclosed proxy card in the postage-paid envelope provided, or if your proxy card or voting instructions form so indicates, vote electronically via the Internet or telephone.

Sincerely,

DAN O. DINGES Chairman, President and Chief Executive Officer

CABOT OIL & GAS CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 2, 2007

The Annual Meeting of Stockholders of Cabot Oil & Gas Corporation (the “Company”), a Delaware corporation, will be held at the Company’s corporate headquarters, First Floor Auditorium, 1200 Enclave Parkway, Houston, Texas 77077, on Wednesday, May 2, 2007, at 8:00 a.m., local time, for the following purposes:

I.	To elect three persons to the Board of Directors of the Company.

II.	To ratify the appointment of the firm PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for its 2007 fiscal year.

III.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only holders of record of the Common Stock at the close of business on March 20, 2007 are entitled to receive notice of and to vote at the Annual Meeting. The transfer books of the Company will not be closed. The Board of Directors of the Company has declared a two-for-one split of the Common Stock, to be effected by means of a stock dividend to stockholders of record on March 16, 2007, with a distribution date of March 30, 2007. Accordingly, the additional shares of Common Stock issued in the stock split will not be entitled to vote at the annual meeting.

It is important that your shares be represented and voted at the Annual Meeting. Stockholders are urged to vote their shares by one of the following methods whether or not they plan to attend the Annual Meeting:

•	vote via the Internet or by telephone using the instructions on the proxy card, if this option is available to you (please refer to your proxy card to determine if this option is available to you); or

•	complete, sign, date and return the accompanying proxy card in the enclosed self-addressed envelope (the self-addressed envelope requires no postage if mailed in the United States).

You may vote in person if you attend the Annual Meeting.

Please exercise your right to vote at your earliest convenient time.

BY ORDER OF THE BOARD OF DIRECTORS,

LISA A. MACHESNEY Vice President, Managing Counsel and Corporate Secretary

Houston, Texas

March 29, 2007

CABOT OIL & GAS CORPORATION

1200 Enclave Parkway

Houston, Texas 77077

PROXY STATEMENT

Annual Meeting of Stockholders

To Be Held May 2, 2007

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Cabot Oil & Gas Corporation (the “Company”) of proxies for use at its 2007 Annual Meeting of Stockholders, to be held at the Company’s corporate headquarters, 1200 Enclave Parkway, Houston, Texas, on Wednesday, May 2, 2007, at 8:00 a.m., or any adjournment or postponement thereof (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. You may revoke your proxy at any time prior to its use by a written communication to Ms. Lisa A. Machesney, Corporate Secretary of the Company, or by a duly executed proxy bearing a later date.

Stockholders attending the Annual Meeting may vote their shares in person even though they have already executed a proxy. Properly executed proxies not revoked will be voted in accordance with the specifications thereon at the Annual Meeting and at any adjournment thereof. Proxies on which no voting instructions are indicated will be voted FOR the election of the candidates named herein and FOR Proposal II and in the best judgment of the proxy holders on any other matters that may properly come before the meeting.

Only holders of record of the Company’s Common Stock, par value $.10 per share (“Common Stock”), as of the close of business on March 20, 2007, are entitled to vote at the Annual Meeting. As of that date, the Company had outstanding and entitled to vote 48,423,766 shares of Common Stock. The Board of Directors of the Company has declared a two-for-one split of the Common Stock, to be effected by means of a stock dividend to stockholders of record on March 16, 2007, with a distribution date of March 30, 2007. Accordingly, the additional shares of Common Stock issued in the stock split will not be entitled to vote at the annual meeting.

Each share of Common Stock is entitled to one vote per share. There is no provision for cumulative voting. A quorum for the consideration of business at the Annual Meeting consists of a majority of all outstanding shares of stock entitled to vote at the Annual Meeting. The Proxy Statement and form of Proxy are being first sent or given to shareholders on or about March 29, 2007.

In accordance with Delaware law, a stockholder entitled to vote for the election of directors can withhold authority to vote for all nominees for director or can withhold authority to vote for certain nominees for director. Abstentions and broker non-votes (proxies submitted by brokers that do not indicate a vote for a proposal because they do not have discretionary voting authority and have not received instructions as to how to vote on that proposal) are counted as present in determining whether the quorum requirement is satisfied. For purposes of determining the outcome of any question as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote, these shares will be treated as not present and not entitled to vote with respect to that question, even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other questions. Because the vote required for approval of Proposal II is a majority of the shares present in person or by proxy at the meeting and entitled to vote on the proposal, abstentions will have the same effect as votes against the proposal, but broker non-votes will not generally affect the outcome of the voting on the proposal.

PROPOSAL I.

ELECTION OF DIRECTORS

The Board of Directors is divided into three classes of directors serving staggered three-year terms. John G. L. Cabot, David M. Carmichael and Robert L. Keiser are currently directors and have been nominated for election at the Annual Meeting for terms of three years, each to hold office until the expiration of his term in 2010 and until his successor shall have been elected and shall have qualified.

It is the intention of the persons named in the enclosed form of proxy to vote such proxies FOR the election of Messrs. Cabot, Carmichael and Keiser for terms of three years. If any one of the nominees is not available at the time of the Annual Meeting to serve, proxies received will be voted for substitute nominees to be designated by the Board of Directors or, in the event no such designation is made by the Board, proxies will be voted for a lesser number of nominees. In no event will the proxies be voted for more than the number of nominees set forth below.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF MESSRS. CABOT, CARMICHAEL AND KEISER TO THE BOARD OF DIRECTORS.

Certain Information Regarding Nominees and Directors

Set forth below, as of March 1, 2007, for each current director and for each nominee for election as a director of the Company, is information regarding age, position(s) with the Company, membership on committees of the Board of Directors, the period served as a director and term of office, business experience during at least the past five years, and other directorships currently held. Mr. Dinges, Chairman, President and Chief Executive Officer, is the only employee or former employee of the Company on the Board of Directors.

[GRAPHIC APPEARS HERE]

John G.L. Cabot

Age: 72

Director Since: 1989

Committee Memberships: Audit (Chairman), Safety and

Environmental Affairs, Executive

Term of Office Expires: 2007 (Nominee for Director)

Business Experience:

Retired September 1995

Cabot Corporation

Chief Financial Officer - October 1992 to September 1995

Vice Chairman of the Board - October 1988 to September 1995

[GRAPHIC APPEARS HERE]

David M. Carmichael

Age: 68

Director Since: 2006

Committee Memberships: Compensation, Corporate Governance and Nominations

Term of Office Expires: 2007 (Nominee for Director)

Business Experience:

Private Investor - (securities and energy investment) - 1996 to present

KN Energy, Inc.

Vice Chairman and Chairman of the Management Committee - 1994 to 1996

American Oil & Gas Corporation (merged with KN Energy, Inc. in 1994)

Chairman, Chief Executive Officer and President - 1985 to 1994

Other Directorships:

Ensco International Incorporated

Natural Resource Partners L.P.

[GRAPHIC APPEARS HERE]

Dan O. Dinges

Age: 53

Director Since: 2001

Committee Memberships: Executive

Position: Chairman, President and Chief Executive Officer

Term of Office Expires: 2008

Business Experience:

Cabot Oil & Gas Corporation

Chairman, President and Chief Executive Officer - May 2002 to present

President and Chief Operating Officer - September 2001 to May 2002

Samedan Oil Corporation (a subsidiary of Noble Affiliates, Inc., now Noble

Energy Inc.)

Senior Vice President and Division General Manager, Offshore Division - 1998 to September 2001

Vice President and Division General Manager, Offshore Division - 1989 to 1998

Division General Manager, Offshore Division - 1986 to 1989

Division Landman, Offshore Division 1981 to 1986

Mobil Oil Corporation

Land Supervisor - 1978 to 1981

Other Directorships:

Lone Star Technologies, Inc.

Spitzer Industries, Inc.

Domestic Petroleum Council

Boy Scouts of America - Sam Houston Area Council

Foundation for Energy Education

Palmer Drug Abuse Program

[GRAPHIC APPEARS HERE]

James G. Floyd

Age: 70

Director Since: 2001

Committee Memberships: Safety and Environmental Affairs (Chairman),

Compensation, Executive

Term of Office Expires: 2009

Business Experience:

JGF Inc. (ranching, real estate, and oil & gas investments)

Chairman and Owner

The Houston Exploration Company

President, Chief Executive Officer and Director - January 1986 to April 2001

Seagull Energy Corporation

Director of Seagull Energy Corporation and President of subsidiary

Seagull Exploration & Production, Inc. - 1981 to 1986

[GRAPHIC APPEARS HERE]

Robert L. Keiser

Age: 64

Director Since: 2006

Committee Memberships: Audit and Safety and Environmental Affairs

Term of Office Expires: 2007 (Nominee for Director)

Business Experience:

Retired June 1999

Kerr-McGee Corporation

Chairman of the Board - February 1999 to June 1999

Oryx Energy Company (merged with Kerr-McGee Corporation)

Chairman and Chief Executive Officer - 1995 to February 1999

Other Directorships:

Lone Star Technologies, Inc.

[GRAPHIC APPEARS HERE]

Robert Kelley

Age: 61

Director Since: 2003

Committee Memberships: Corporate Governance and Nominations (Chairman), Audit,

Compensation Term of Office Expires: 2009

Business Experience:

Kellco Investments, Inc. (private investment company)

President - April 2001 to present

Noble Affiliates, Inc.

Chairman of the Board - 1992 to April 2001

President and Chief Executive Officer - 1986 to October 2000

Other Directorships:

OGE Energy Corporation

Lone Star Technologies, Inc.

Smith International, Inc.

[GRAPHIC APPEARS HERE]

P. Dexter Peacock

Age: 65

Director Since: 1998

Committee Memberships: Executive (Chairman), Audit, Corporate Governance and

Nominations

Position: Lead Director

Term of Office Expires: 2009

Business Experience:

Andrews Kurth L.L.P., Houston, Texas

Of Counsel - 1998 to present

Partner - 1975 to 1997

Managing Partner - 1986 to 1991

Other Directorships:

Rowan Companies, Inc.

[GRAPHIC APPEARS HERE]

William P. Vititoe

Age: 68

Director Since: 1994

Committee Memberships: Compensation (Chairman), Corporate Governance and Nominations

Term of Office Expires: 2008

Business Experience:

Retired May 1998

Consultant to Puget Sound Energy, Inc. - February 1997 to May 1998

Washington Energy Company

Chairman of the Board, Chief Executive Officer and President - January 1994 to February 1997

ANR Pipeline Company

President and Chief Executive Officer - October 1990 to December 1993

Other Directorships:

Comerica Inc.

Amerisure Inc.

Aegis Technologies

CORPORATE GOVERNANCE MATTERS

Board of Directors Independence

The Company’s Corporate Governance Guidelines require that at least a majority of the Company’s directors be independent under the New York Stock Exchange (“NYSE”) listing standards and all other applicable legal requirements. Additionally, all members of the audit committee, compensation committee and corporate governance and nominations committee are required to be independent.

As contemplated by NYSE listing standards, the board has adopted categorical standards to assist it in making independence determinations, under which relationships that fall within the categorical standard are not required to be disclosed in the proxy statement and their impact on independence need not be separately discussed. The board, however, considers all material relationships with each director and all facts and circumstances it deems relevant in making its independence determinations. A relationship falls within the categorical standard if it:

•	Is a type of relationship addressed in Section 303A2(b) of the NYSE Listed Company Manual, but under those rules does not preclude a determination of independence;

•	Is a type of relationship or transaction addressed in Item 404 of Regulation S-K, but under that regulation does not require disclosure; or

•

Consists of charitable contributions by the Company to an organization where a director is an executive officer and does not exceed the greater of $1 million or 2% of the organization’s gross revenue in any of the last 3 years.

The Board of Directors has determined that each director’s relationship with the Company, with the exception of Mr. Dinges, the Chairman, President and Chief Executive Officer, falls within the categorical standard and that all directors, with the exception of Mr. Dinges, are independent. In 2006, the Board of Directors determined that Messrs. Robert F. Bailey and C. Wayne Nance, who retired from the Board of Directors in 2006, were independent. Further, the Board of Directors has determined that all members of the audit committee, compensation committee and corporate governance and nominations committee are independent.

Corporate Governance Guidelines

In 2003, the Board of Directors adopted the Cabot Oil & Gas Corporation Corporate Governance Guidelines. These guidelines outline the functions and responsibilities of the board, director qualifications, and various processes and procedures designed to ensure effective and responsive governance. The guidelines are reviewed from time to time in response to changing regulatory requirements and best practices and are revised accordingly. The full text of the Corporate Governance Guidelines can be found on the Company’s website at www.cabotog.com by clicking “Investor Relations,” and then clicking “Corporate Governance,” and a copy will be provided, without charge, to any shareholder upon request.

Code of Business Conduct

All employees, officers and directors are required to comply with the Company’s long-standing Code of Business Conduct to help ensure that the Company’s business is conducted in accordance with the highest standards of moral and ethical behavior. The Code of Business Conduct covers all areas of professional conduct including, conflicts of interest, customer relationships, insider trading, financial disclosure, intellectual property and confidential information, as well as requiring strict adherence to all laws and regulations applicable to the Company’s business. Employees, officers and directors annually are required to reply to a Code of Conduct Questionnaire, which is designed to elicit information related to any known or possible violation of the Code. The full text of the Code of Business Conduct can be found on the Company’s website at www.cabotog.com by clicking “Investor Relations,” and then clicking “Corporate Governance,” and a copy will be provided, without charge, to any shareholder upon request.

Executive Sessions of the Board of Directors

The Board of Directors holds an executive session of the non-management directors during each of its regularly scheduled meetings. The executive sessions are presided over by the Lead Director, Mr. P. Dexter Peacock.

Communications with the Board of Directors

The Company’s Board of Directors has a process for shareholders and other interested parties to send communications to the board. That process can be found in Item 9 of the Company’s Corporate Governance Guidelines found at the Company’s website at www.cabotog.com. Communications should be addressed to the “Board of Directors,” a specified committee of the board, an individual director or the “Non-management Directors” in care of:

Vice President, Managing Counsel and Corporate Secretary

Corporate Legal Department

1200 Enclave Parkway

Houston, Texas 77077-1607

(281)589-4891

(281)589-4808 (fax)

(Outside the U.S. or U.S. long distance-call collect)

lisa.machesney@cabotog.com (email)

All communications received as described above and intended for the Board of Directors, a committee of the Board of Directors, an individual director, or the non-management directors as a group will be relayed to the appropriate directors.

Annual Meeting Attendance

The Company’s policy is that it expects all members of the Board of Directors to attend the Company’s annual meeting of stockholders. In 2006, all but one of the members of the board attended the annual meeting.

Board of Directors and Committee Meeting Attendance

The Board of Directors held six meetings during 2006. All directors attended 100% of the meetings of the Board of Directors and of the committees held, with the exception of Mr. Carmichael who attended 67% of the meetings of the Board of Directors and committees held, while they were members during 2006.

Director Compensation

During 2006, non-employee directors’ annual compensation was based upon a fee of $55,000, payable quarterly, for their services on the Company’s Board of Directors and its committees. The Audit Committee Chairman receives an additional $10,000 annual retainer, the remaining committee chairmen receive an additional $5,000 annual retainer and the Lead Director receives an additional $5,000 annual retainer, each payable quarterly, for their service. In May 2006, the annual retainer for the committee chairmen (other than audit) and the Lead Director increased from $5,000 to $7,500. There are no per meeting fees paid.

Prior to February 2007 non-employee directors received nondiscretionary automatic grants of non-qualified options to purchase 15,000 shares of the Common Stock at a price equal to 100% of the fair market value on the date first elected to the Board of Directors under the 2004 Incentive Plan. Messrs. Carmichael and Keiser, who joined the board in February 2006, received this award. We amended the 2004 Incentive Plan in February 2007 to eliminate this automatic grant to new non-employee directors. The options granted to Messrs. Carmichael and Keiser vest one-third on the first, second and third anniversary of the date of award and have a five-year term. In addition, in 2006, a discretionary award was made to the non-employee directors of 2,460 restricted stock units each under the 2004 Incentive Plan, the restrictions on which lapse the date the non-employee director leaves the Board of Directors.

Directors who are employees of the Company receive no additional compensation for their duties as directors. All directors were reimbursed for travel expenses incurred for attending Board and committee meetings. Spouses of the directors were invited to attend one meeting during 2006 and travel expenses incurred by the spouses for attendance at this meeting were reimbursed by the Company. For more information on director compensation, see “Director Compensation” on page 30.

Director Retirement

It is the policy of the Board of Directors that directors of the Company retire at the Annual Meeting following a director’s 73rd birthday, unless a determination is otherwise made by the Board of Directors. Messrs. Robert F. Bailey and C. Wayne Nance retired from the Board of Directors in 2006.

Information on Standing Committees of the Board of Directors

The Board of Directors has five standing committees: the Corporate Governance and Nominations Committee, the Audit Committee, the Compensation Committee, the Safety and Environmental Affairs Committee and the Executive Committee. Membership on each committee during 2006 is as discussed below. All standing committees, with the exception of the Executive Committee, are composed entirely of independent, non-employee directors.

Corporate Governance and Nominations Committee—The Corporate Governance and Nominations Committee (the “CGN Committee”) is composed of four members: Messrs. Kelley (Chairman), Carmichael, Peacock and Vititoe. During 2006, the CGN Committee held two meetings. Each member of the CGN Committee satisfies the independence requirements of the NYSE listing standards. The CGN Committee Charter is available to shareholders on the Company’s website at www.cabotog.com by clicking “Investor Relations,” and then clicking “Corporate Governance,” and a copy will be provided, without charge, to any shareholder upon request.

The CGN Committee will consider director candidates recommended by shareholders. Under its charter, the CGN Committee seeks out and evaluates qualified candidates to serve as board members as necessary to fill vacancies or the additional needs of the board, and consider candidates recommended by shareholders and management of the Company. Any stockholder desiring to propose a nominee to the Board of Directors should submit such proposed nominee for consideration by the CGN Committee, including the proposed nominee’s qualifications, to Ms. Lisa A. Machesney, Corporate Secretary, Cabot Oil & Gas Corporation, 1200 Enclave Parkway, Houston, Texas 77077.

The CGN Committee seeks to select candidates who have personal and professional integrity, who have demonstrated ability and judgment and who shall be effective, in conjunction with the other nominees and board members in collectively serving the long-term interests of the shareholders.

The CGN Committee generally identifies nominees through recommendations made by incumbent directors. A resume is reviewed and if merited, an interview follows. A qualified candidate identified by a shareholder follows the same committee process. There are no differences in the manner in which the CGN Committee evaluates nominees for director based on whether the nominee is recommended by a shareholder or recommended by the incumbent directors. The appointment of Messrs. Carmichael and Keiser as directors of the Company in February 2006 was recommended to the CGN Committee by non-management directors.

Audit Committee – The Audit Committee is composed of four members: Messrs. Cabot (Chairman), Keiser, Kelley and Peacock. During 2006, the Audit Committee held four meetings. Each member of the Audit Committee satisfies the financial literacy and independence requirements of the NYSE listing standards. The Board has determined that Messrs. Cabot and Kelley meet the requirements of an “audit committee financial expert” as defined by the Securities and Exchange Commission. Mr. Kelley sits on four audit committees, including the Company’s. The Board of Directors has determined that this simultaneous service does not impair Mr. Kelley’s ability to serve on the Company’s Audit Committee. The Audit Committee Charter is attached to this proxy statement as Appendix A. The charter is also available to shareholders on the Company’s website at www.cabotog.com by clicking “Investor Relations,” and then clicking “Corporate Governance,” and a copy will be provided, without charge, to any shareholder upon request.

The function of the Audit Committee is to review and report to the Board of Directors with respect to various auditing and accounting matters, including overseeing the integrity of the financial statements of the Company, the compliance by the Company with legal and regulatory requirements, the selection, independence, qualifications, performance and compensation of the Company’s independent auditors and the performance of the Company’s internal audit function.

It is the policy of the Audit Committee to pre-approve all audit, review or attest engagements and permissible non-audit services, including the fees and terms thereof, to be performed by the independent auditors, subject to, and in compliance with, the de minimis exception for non-audit services described in Section 10A(i)(l)(B) of the Securities Exchange Act of 1934 and the applicable rules and regulations of the SEC.

The Audit Committee has delegated to each member of the Audit Committee authority to pre-approve permissible services to be performed by the independent auditors. Decisions of a member to pre-approve permissible services must be reported to the full Audit Committee at its next scheduled meeting.

Compensation Committee – The Compensation Committee is composed of four members: Messrs. Vititoe (Chairman), Carmichael, Floyd and Kelley. During 2006, the Compensation Committee held three meetings. Each member of the Compensation Committee satisfies the independence requirements of the NYSE listing standards. The Compensation Committee Charter is available to shareholders on the Company’s website at www.cabotog.com by clicking “Investor Relations,” and then clicking “Corporate Governance,” and a copy will be provided, without charge, to any shareholder upon request.

The function of the Compensation Committee is to recommend to the independent members of the Board of Directors the annual compensation of the Chief Executive Officer, to provide counsel and oversight of the annual compensation of the other officers of the Company, to review the annual compensation of the directors, to oversee and make recommendations to the Board of Directors with respect to incentive compensation plans and equity based plans and other executive benefit plans, and to provide guidance in the area of employee benefits.

Safety and Environmental Affairs Committee – The Safety and Environmental Affairs Committee is composed of three members: Messrs. Floyd (Chairman), Cabot and Keiser. During 2006, the Safety and Environmental Affairs Committee held two meetings. Each member of the Safety and Environmental Affairs Committee satisfies the independence requirements of the NYSE listing standards.

The function of the Safety and Environmental Affairs Committee is to review the Company’s safety and environmental management programs and evaluate major hazard analyses. From time to time, it also reviews the nature of and extent of Company spending for safety and environmental compliance and consults with outside and internal advisors regarding the management of the Company’s safety and environmental programs.

Executive Committee - The Executive Committee is composed of four members: Messrs. Peacock (Chairman), Cabot, Dinges and Floyd. During 2006, there were no Executive Committee meetings held.

The function of the Executive Committee is to exercise all power and authority of the Board of Directors, except as limited by the Company’s by-laws or applicable law.

PROPOSAL II.

APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has approved and recommended the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm to examine the Company’s financial statements for 2007. Neither such firm nor any of its associates has any relationship with the Company except in their capacity as auditors. The persons named in the accompanying proxy will vote in accordance with the choice specified thereon, or, if no choice is properly indicated, in favor of the ratification of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company.

A representative of PricewaterhouseCoopers LLP is expected to attend the Annual Meeting and to be available to respond to appropriate questions raised during the Annual Meeting. The representative will also have an opportunity to make a statement during the meeting if the representative so desires.

See Audit Committee Report on page 9 for further information.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF THE FIRM OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR ITS 2007 FISCAL YEAR.

AUDIT COMMITTEE REPORT

The Audit Committee is composed of four independent, non-employee directors. The Board of Directors has made a determination that the members of the Audit Committee satisfy the requirements of the NYSE listing standards as to independence, financial literacy and experience. The Board determined that two of the members of the Audit Committee, Messrs. Cabot and Kelley, are “audit committee financial experts” as defined by rules of the Securities and Exchange Commission. The responsibilities of the Audit Committee are set forth in the Audit Committee Charter, which was adopted in December 2003 by the Board of Directors. The function of the Audit Committee is to review and report to the Board of Directors with respect to various auditing and accounting matters, including overseeing the integrity of the financial statements of the Company, the compliance by the Company with legal and regulatory requirements, the selection, independence, qualifications, performance and compensation of the Company’s independent registered public accounting firm and the performance of the Company’s internal audit function. The Audit Committee also reviews its charter annually. This is a report on the Audit Committee’s activities relating to the calendar year 2006.

Review of Audited Financial Statements with Management

The Audit Committee reviewed and discussed the audited financial statements and management’s discussion and analysis of the Company’s financial condition and results of operations with the management of the Company.

Review of Financial Statements and Other Matters with Independent Registered Public Accounting Firm

The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed as described in Statement on Auditing Standards (“SAS”) No. 61-Communication with Audit Committees, as updated by SAS No. 89-Audit Adjustments, and SAS No. 90-Audit Committee Communications. The Audit Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP (“PWC”), the Company’s independent registered public accounting firm, required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has discussed with PWC the independent registered public accounting firm’s independence. These discussions included a review of all audit and non-audit services (including tax services) provided by PWC to the Company.

Recommendation that Financial Statements be Included in Annual Report

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year 2006 for filing with the Securities and Exchange Commission.

Audit Committee John G. L. Cabot (Chairman) Robert L. Keiser Robert Kelley P. Dexter Peacock

FEES BILLED BY INDEPENDENT PUBLIC ACCOUNTANTS

FOR SERVICES IN 2006 AND 2005

Fee Type*	2006		2005
Audit Fees	$1,218,302		$1,217,794	(1)
Audit Related Fees	$59,500	(2)	—
Tax Fees (3)	$223,570		$207,171
All Other Fees	—		—

*	No pre-approved requirements were waived under the de minimis exception.
(1)	Includes $296,967 for the 2005 audit that was billed and paid by the Company in 2006 after the filing of the Company’s proxy statement for the 2006 annual meeting of stockholders.
(2)	Includes assistance with adoption of accounting standards, an S-8 registration statement and an 8-K current report on a divestiture.
(3)	Includes federal, provincial, state and sales tax planning, audit support, compliance, advice, and return preparation for United States and Canadian operations.

EXECUTIVE COMPENSATION

The share information in this Executive Compensation section does not give effect to the two-for-one split of the Common Stock on March 30, 2007.

Compensation Discussion and Analysis

Introduction

The function of the Compensation Committee of the Cabot Oil & Gas Board of Directors (“Committee”) is to design and maintain an executive compensation program to attract, retain, align and engage highly qualified executives in a performance based compensation structure, which rewards executives for creating sustained shareholder value. The Committee has developed a structured executive compensation program, which it formally evaluated and approved. This program includes a compensation committee charter, total compensation philosophy and strategy, industry peer group definition, annual calendar and general policy framework.

Philosophy and Objectives of the Company’s Compensation Programs

The guiding philosophy and specific objectives of the Company’s compensation programs are: (1) to align executive compensation design and outcomes with business strategy, (2) to encourage management to create sustained value for the stockholders, (3) to attract, retain, align and engage our executives and (4) to support a performance-based culture throughout the Company. These primary objectives are evaluated annually by: (a) measuring and managing the mix of named executive officer (“NEO”) compensation, with a goal of making a majority of total compensation performance based that is balanced between short-term and long-term incentives, (b) tying incentive plan metrics and goals to shareholder value principles and (c) having a balanced, open and objective discussion by the Committee in setting goals and measuring performance. The Committee believes that each of these objectives carry an equal amount of importance in the Company’s compensation program. The Company’s compensation program is designed to reward the Company’s executives for meeting or exceeding the short-term (one year) financial and operating targets and the long-term strategy of the Company.

The Company uses various components of executive compensation, with an emphasis on variable compensation and long-term incentives. The components of executive compensation are presented in the table below and discussed in more detail later in this report.

Compensation Component	Purpose	Competitive Positioning

Base Salary	Market-competitive pay for comparable positions and experience and competence of executive.	Base salaries are targeted to approximate the market median, taking into account the competitive environment, as well as the experience and accomplishments of each executive.

Annual Incentive Bonus

Focus on Company and individual performance:

•        Financial Goals (Net Income, Finding Costs)

•        Corporate Operational Goals (specific objectives tied to Production Growth and Reserve Growth)

•        Individual objectives aligned with corporate strategy

•        Committee discretion to reflect qualitative performance

Annual bonuses are established as a percentage of base salary and are targeted to match industry bonus percent levels for comparable executive positions.

Long-term Incentives

Prominent part of total compensation to maintain alignment with shareholder value creation:

•        Stock Appreciation Rights (time vested)

•        Restricted Stock/Units (time vested to promote retention)

•        Performance Shares (earned and vested based on Total Shareholder Return versus peers)

•        Stock Ownership Guidelines

Long-term incentives are intended to promote the executives’ attention to long-term value creation for the stockholders.

Because the Company values stock ownership by its executives, the value of equity awards is generally targeted for the 2nd highest quartile of the peer group.

Executive Benefits and Perquisites	Comprehensive programs to build financial security, manage personal financial risk and limit Company costs.	Value of benefits and perquisites are generally targeted to be competitive with market levels.

Total Compensation	Designed to attract, retain, align and engage highly qualified executives, while creating a strong connection to financial and operational performance and long-term shareholder value.	Total compensation is highly correlated with Company and individual performance and is generally targeted slightly above the median for the executive when compared to the peer group.

The Committee’s competitive philosophy for executive compensation is to assess and offer a total compensation package that is targeted slightly above the median level for the comparative peer industry group. In that total, a greater weight is placed on long-term equity awards versus annual cash to foster an environment where stock price appreciation over the long-term is a major executive focus, which in turn benefits the stockholders. The competitive market is determined by reference to the compensation practices of an industry peer group as set forth below.

Industry Peer Group

The companies chosen by the Committee for the peer group represent the Company’s direct competitors of similar size and scope in the exploration and production sector of the energy industry, and are companies that compete in the Company’s core areas of operation for both business opportunities and executive talent. Based on the December 29, 2006 closing market prices, the industry peer group’s market capitalization ranged from approximately $1 billion to $5.9 billion. The Company’s market capitalization on December 29, 2006 was approximately $2.9 billion, which positioned the Company near the median of the group. The peer group changes from time to time due to business combinations, asset sales and other types of transactions that cause peer companies to no longer exist or no longer be comparable. The Committee approves all revisions to the peer group. The 16 company peer group used during 2006 was as follows:

•	Berry Petroleum Company

•	Cimarex Energy Company

•	Comstock Resources, Inc.

•	Denbury Resources Inc.

•	Encore Acquisition Company

•	Forest Oil Corporation

•	Houston Exploration Company

•	Plains Exploration & Production Company

•	Pogo Producing Company

•	Quicksilver Resources Inc.

•	Range Resources Corporation

•	Southwestern Energy Company

•	Stone Energy Corporation

•	St. Mary Land & Exploration Company

•	Swift Energy Company

•	Whiting Petroleum Corporation

2006 Committee Activity

During 2006 the Committee held three meetings, one in each of February, May and October. At the February 2006 meeting, the Committee reviewed the competitive market study of the Company’s sixteen member peer group by Hewitt Associates, the Committee’s independent compensation consultant (see “Compensation Consultant” below at page 17). Based on the study and the CEO’s recommendations with respect to the other Company officers, the Committee determined 2006 salaries, bonus payouts for 2005 performance and the annual grant of long-term incentive awards for the officers of the Company. A detailed discussion of each item of compensation can be found below at page 12, “Elements of Compensation.” The Committee also set the bonus metrics for 2006. Each of the 2006 metrics were established to achieve positive operational and financial results taking into consideration certain external economic and industry factors, including commodity prices, cost of services and regulatory issues. A detailed discussion of the 2006 bonus program and these metrics follows on page 13 “Annual Incentive Bonus.”

At the May 2006 meeting, the Committee reviewed Hewitt Associates’ competitive analysis of director compensation and, on the basis of this review, recommended to the Board of Directors a restricted stock unit award of 2,460 units to each non-employee member of the board. The Committee based this recommendation on its desire to provide a long-term incentive award to each director valued at approximately $125,000, which results in a total compensation package that is slightly above the median level of the competitive market for non-employee directors. The Board of Directors subsequently approved this recommendation.

Also at the May meeting, the Committee recommended the adoption of a new Mineral, Royalty and Overriding Royalty Interest Plan (the “ORRI Plan”), which was subsequently approved by the Board of Directors. The ORRI Plan allows designated employees, including the NEOs, the opportunity to purchase a portion of certain mineral, royalty and overriding royalty interests acquired from time to time by the Company. The participants in the ORRI Plan are designated by the Committee and have the opportunity to purchase a portion of the Company’s interest (as determined by the Committee) for cash at a price determined using the same cost basis as the Company acquired the interest. Because of the risk component and because the employees pay for their interest, participation in the ORRI Plan is not viewed by the Committee as compensation. However, it is designed to be an incentive, recruiting and retention tool for the Company in hiring and retaining key employee talent. The Committee believes the ORRI Plan is an important program which sets the Company above other competitors seeking to hire the same talent. Under the ORRI Plan, approximately one-half of the mineral, royalty and overriding royalty interests acquired by the Company in the McCampbell Field, located in Aransas County, Texas were offered in July 2006 to 73 employees, including the NEOs. No other interests were offered under the ORRI Plan in 2006. See further information related to this program following on page 32, “Related Party Transactions.”

At the October 2006 meeting, the Committee reviewed an analysis prepared and presented by Hewitt Associates on current compensation issues and trends and an update of its report presented in February 2006 on the competitiveness of the Company’s executive compensation program. This analysis is the precursor for the Committee’s review of all components of compensation in the following February meeting.

Also at the October meeting, the Committee took action to amend, on a global basis effective January 1, 2006, certain terms of all outstanding employee equity awards to make them consistent with other employee equity awards and director awards. The amendment revises the treatment of outstanding equity awards upon an employee’s termination of employment caused by death, disability or retirement, as such terms are defined in the various equity award agreements. The Committee believes that this amendment will lessen the administrative burden on both the Company and the Committee by not requiring individual Committee consideration of the treatment of each award upon every employment termination and is a reasonable treatment of these awards upon a termination of employment. The amendment had no impact on the NEOs in 2006. For a detailed review of the amendment see the table presented on page 21, following the table “Outstanding Equity Awards at Fiscal Year End.”

Elements of Compensation

Elements of In-Service Compensation

There are three major elements of the executive in-service compensation program. The elements are (1) base salary, (2) annual incentive bonus and (3) long-term incentive equity awards. Company perquisites are a minor element of the executive compensation program. This compensation design was selected by the Committee to motivate the executives in the short-term to meet yearly operating targets using the annual incentive bonus and to motivate the executives over the longer term to build long-term shareholder value and to serve as a retention tool using various types of equity awards. This design generally mirrors the pay practices of the industry peer group. Each element is described below.

Base Salary

The Committee believes base salary is a critical element of executive compensation because it provides executives with a base level of monthly income. The base salary of each executive, including the NEOs, is reviewed annually by the Committee. The CEO’s salary is established by the Committee and the other executives’ salaries are established jointly by the CEO and the Committee. Base salary is targeted for all executive positions near the median level of the peer group. Individual salaries take into account the Company’s annual salary budget, the individual’s levels of responsibility, contribution and value to the Company, individual performance, prior relevant experience, breadth of knowledge and internal and external equity issues. Changes in base salary from 2005 to 2006 averaged 7.0% for the NEOs, ranging from 5.4% to 10%, and are as follows:

Name	2005 Base Salary	2006 Base Salary
Mr. Dinges	$470,000	$500,000
Mr. Schroeder	$265,000	$282,200
Mr. Walen	$328,000	$360,800
Mr. Arnold	$210,000	$223,000
Mr. Hutton	$205,000	$216,000

Mr. Dinges’ 2006 base salary of $500,000 approximated the median of the industry peer group for the 2006 competitive data. The base salaries of the other NEOs fell below the median of the peer group. This is primarily due to the timing and logistics of conducting previous annual competitive studies, along with individual tenure in certain executive positions, changes in responsibility, strong industry performance and pay changes in the peer group. Further, total compensation values were the primary concern in finalizing 2006 base salary decisions. In 2006, two competitive studies were conducted (February and October) to assist the Committee in its compensation evaluation. No additional action to revise base salary decisions made in February was taken by the Committee in the October meeting.

Annual Incentive Bonus

The annual incentive bonus opportunity is based upon the Company’s pay-for-performance philosophy. The opportunity provides the NEOs, as well as other executives and key employees, with an incentive in the form of an annual cash bonus to achieve overall business goals. The bonus opportunity is stated as a percentage of base salary and is set using the Committee’s philosophy to target bonus levels (as a percentage of base salary) consistent with the competitive market for executives in similar positions. Annual bonus opportunities allow the Company to communicate specific goals that are of primary importance to the Company during the coming year and motivate executives to achieve those goals. The 2006 measurement criteria were designed to drive value increases for the Company’s stockholders.

During 2006 the bonus opportunity at a 100% of target level payout for the NEOs was as follows:

Executive	Percentage of Salary	100% Payout Value
Mr. Dinges	90%	$450,000
Mr. Schroeder	65%	$183,430
Mr. Walen	70%	$252,560
Mr. Arnold	50%	$111,500
Mr. Hutton	45%	$97,200

The 2006 bonus criteria measure the overall Company performance for year-over-year reserve and production growth, along with absolute levels for finding costs and net income. These metrics are weighted 25%, 15%, 15% and 15%, respectively, for a total of 70% of the bonus amounts. The remaining 30% is within the CEO’s and the Committee’s discretion. With respect to this discretionary component, the Committee and the CEO, as applicable, evaluate among other things, individual performance, regional performance, per share metrics improvement, industry conditions, along with acquisition and divestiture activity, and make a subjective determination as to the achievement of goals with respect to this component.

For each of the four metrics, the payout ranges for 2006 are as follows:

	Payout
	0%	100%	200%
Reserve Growth	0%	7%	15%
Production Growth	0%	5%	10%
Finding Costs, per Mcfe	$2.90	$1.90	$1.50
Net Income	$100 million	$175 million	$250 million

For performance above the 200% level shown above, the payout increases linearly (using the same increment as between 100% and 200%) as performance achieved increases above the 200% level. Once the payout based on each of the four performance metrics is computed and the results are weighted as described above to compute the formula goal achievement, the discretionary portion of the bonus, as determined by the Committee, is added (this discretionary goal achievement can range from an achievement of 0% to 60% payout at the 200% performance level).

Once the formula goal achievement and the discretionary goal achievement are determined, the actual amount of the total bonus is determined using the following table:

Total Goal Achievement	Bonus Factor
<50	0
50-74%	.5
75- 124%	Actual Achievement
125 - 150%	1.5
>150	2.0
>200	Actual Achievement

Upon completion of each fiscal year, the CEO makes recommendations to the Committee for annual bonuses to be paid to each executive officer (other than the CEO) using the formula established for the program in that year.

Upon completion of each fiscal year, the Committee develops a recommendation to the Board for the CEO annual incentive bonus based on Company performance, the formula payout and the Board’s annual CEO performance evaluation. The independent directors of the Board evaluate the bonus recommendation and set the CEO annual incentive bonus payment. The CEO bonus payment for 2006 was 200% of target.

The metrics for 2006 were established by the Compensation Committee at the beginning of 2006 based on the budgeted expectations for the year. During 2006, the Company elected to divest certain properties in South Louisiana and offshore, which was not contemplated when the year began. After discussion between the Committee and management, the Committee determined that the Company’s performance against the metrics for the 2006 bonus should be calculated as if no sale had occurred in order to measure achievement versus original expectations.

The Company’s 2006 performance against the pre-established metrics is as follows:

•

The ending balance for reserves was not reduced for the reserves sold, which totaled 68 Bcfe of proved reserves, as of the effective date of the sale. Through the drillbit, acquisitions and revisions to prior reserve estimates, the Company grew reserves by 11.5% year-over-year.

•

The Company’s reported production growth of 4.6% excluded the volumes for the fourth quarter from the properties sold. Adding back estimated fourth quarter volumes of 3.3 Bcfe to full year production resulted in full year production growth of 8.5%.

•

Finding costs, which capture the costs associated with finding new reserves through drilling, purchases and revisions to prior reserves estimates, were $2.10 per Mcfe. Since finding costs do not contemplate sold assets, this metric was not impacted by the sale.

•	Net income of $321.2 million included $145.1 million (after tax) related to asset sales. Removing this gain resulted in $176.1 million of net income.

The result is a reserve growth level that exceeded target, a production growth achievement above target, a finding cost performance below target and net income at target. The Committee applied its discretion to recognize significant per share metric improvement and significant positive stock price movement. Thereafter, the bonus table was applied resulting in a 200% payout for the year.

Long-Term Incentives

All long-term incentives awarded in 2006 were made under the 2004 Incentive Plan, approved by the Company’s stockholders at the 2004 Annual Meeting of Stockholders. In 2006 the Committee employed a combination of performance shares, restricted stock and stock appreciation rights (“SARs”) to provide long-term incentives to the Company’s executives. Performance shares were awarded to those individuals who were determined by the Committee to be key employees. Restricted stock was awarded as a retention incentive due to the highly competitive market for energy industry executives. SARs were awarded as an additional tie of compensation to the Company’s stock price performance. The SARs awarded in 2006 are payable in shares of Common Stock, thereby using fewer shares and minimizing dilution as compared to stock options. The Committee’s objective was to deliver approximately one-third of the long-term incentive value in the form of performance shares, approximately one-third in the form of restricted stock and approximately one-third in the form of SARs. The total size of the long-term incentive awards is based on competitive practice and is targeted to fall within the 2nd highest quartile of the industry peer group. The Committee does not typically consider past long-term incentive awards, such as the amount of equity previously granted and outstanding, or the number of shares owned, when determining annual long-term incentive awards.

Performance Shares. The Committee commenced using performance shares in lieu of stock options in 2004 due to: (i) the less dilutive impact of performance shares, and (ii) the fact that in an up market, stock options can increase in value, but Company performance can still lag the peer groups’ performance. For these reasons, the Committee believes that the Company’s performance share awards are a better measure of performance versus the peer group and appropriately link stock performance and compensation. For additional information about the performance shares, see Grants of Plan-Based Awards below at page 20.

Restricted Stock. The Company’s restricted stock awards to executives in 2006 consisted of grants of Common Stock, the restrictions on which lapse one-third on each of the first, second and third anniversaries of the date of the grant. The Committee believes that these awards provide a retention tool to the Company and encourage equity ownership in the Company.

Stock Appreciation Rights (SARs). SARs were granted in 2006 with an exercise price equal to the fair market value on the date of grant. Consistent with the Company’s 2004 Incentive Plan, the SAR grant date is the date on which the Committee or the Board of Directors approves the award, and the fair market value is the average of the high and low trading prices of the Common Stock on the grant date. SAR awards, as well as all other executive equity awards, are generally made in February of each year at a pre-scheduled and in-person meeting of the Committee. Company management is given no discretion to choose the grant dates. The SARs vest one-third on each of the first, second and third anniversaries of the date of grant and have a seven-year term. Upon exercise, the executive receives Common Stock equal to the value of the equity in the award. This value is determined by subtracting the exercise price from the fair market value of each share on the exercise date and multiplying this result by the number of shares exercised. The resulting value (less any required tax withholding) is then divided by the fair market price on the date of exercise to determine the number of shares issued.

Personal Benefits and Perquisites

The Company provides the NEOs with perquisites and other personal benefits that the Company and the Committee believe are reasonable and consistent with the overall compensation program to better enable the Company to attract and retain superior employees for key positions. The Committee periodically reviews the level of perquisites and other personal benefits provided to the NEOs. The NEOs are provided with club membership dues, a tax gross up on the club membership dues, a Company-paid physical examination for the NEO and his/her spouse, a financial and tax planning stipend of up to $3,000 annually, premium life insurance, and spouse travel to certain business meetings. The aggregate cost to the Company of the perquisites and personal benefits described above for the NEOs for 2006 are included under “All Other Compensation” of the Summary Compensation Table following on page 18.

Other Compensation

The Company offers all of its employees, including the NEOs, standard benefits including medical and dental reimbursement, short-term and long-term disability plans, basic life and accident insurance and an employee assistance program. The Company offers retirement programs consisting of both qualified and nonqualified defined benefit pension and defined contribution savings plans. See “Elements of Post-Termination Compensation” below for further descriptions of these programs.

Impact of Regulatory Requirements

The Company’s performance shares, SARs and stock options (when used as a long-term incentive) are intended to constitute “qualified performance based compensation” as defined under Section 162(m) of the Internal Revenue Code, with the effect that the deduction disallowance of Section 162(m) should not be applicable to compensation paid to covered employees under the performance shares, SARs and stock option provisions. It is the Committee’s intent that the majority of long-term incentive awards will qualify under Section 162(m). In 2006, the Company was not able to deduct approximately $3.2 million as a result of the application of Section 162(m) to the 2006 vesting of restricted stock awards granted in 2003, 2004 and 2005. Restricted stock grants with vesting based solely on the passage of time do not qualify as performance based compensation.

In addition, in order to permit the Committee the flexibility to use subjective and discretionary components in setting annual cash incentive awards without the Company’s loss of deduction under Section 162(m), the Company uses a “negative discretion” plan for executive officers to whom Section 162(m) might be applicable. Under this plan, the Committee sets one or more financial or operating performance targets early in the year to create a bonus pool intended to meet the requirements of Section 162(m) for such executive officers and reserves the right to reduce or otherwise set the cash incentive amounts taking other factors into account. As a result, the Section 162(m) metrics are not the primary metrics used in determining the relevant cash incentive awards to these executive officers.

Elements of Post-Termination Compensation

Pension Plan. Company employees, including the NEOs, are provided with retirement income by the Company’s Pension Plan, a noncontributory defined benefit plan that provides benefits based generally upon the employee’s years of service and the employee’s compensation levels, using the highest five years of the last ten years of employment. Compensation for purposes of determining benefits under the Pension Plan generally consists of taxable income, before the employee’s participation in voluntary pre-tax benefit plans. The Committee believes that the Pension Plan is conservative in that compensation under the Pension Plan does not include income arising from the exercise of a stock option or SAR or from the receipt of a performance share award or a restricted stock award, nondeductible moving expenses, disability pay, severance pay, taxable group term life insurance benefits and other taxable fringe benefit payments. Further, no current participant has been given enhanced or extra years of service credit.

The Pension Plan provides for full vesting after five years of service. Benefits are payable for the life of the employee on a single-life annuity basis if the retiree is unmarried or on a 50% joint and survivor basis if the retiree is married. Benefits are not subject to any deductions for Social Security or other offset amounts. Lump sum conversions are based on the 1994 Group Annuity Reserves Table with rates blended 50% for males and females and an interest rate equal to the 30-year Treasury rate for the month of November in the year preceding the year of payment.

Savings Investment Plan. The Savings Investment Plan is a tax-qualified retirement savings plan in which all employees, including the NEOs, may participate. It allows participants to contribute the lesser of up to 50% of their annual salary, or the limit prescribed by the Internal Revenue Service, on a pre-tax basis. The Company matches 100% of the first six percent of a participant’s pre-tax contribution. Participants are 100% vested in the Company’s contributions after five years of service, vesting 20% per year.

Supplemental Employee Retirement Plan (“SERP”). The Company has entered into non-qualified and unfunded supplemental arrangements to supplement the benefits payable to certain officers, including the NEOs, to the extent benefits under the Pension Plan are limited by provisions of the Internal Revenue Code or the Employee Retirement Income Security Act of 1974, as amended. The amount of the SERP is calculated using the same formula as is used for the qualified Pension Plan and is the difference between total compensation as defined in the Pension Plan (as if certain defined benefit limits were not imposed) and the qualified benefit.

Deferred Compensation Plan. The Deferred Compensation Plan provides supplemental retirement income benefits for the officers of the Company, including the NEOs, through voluntary deferrals of salary, bonus and certain long-term incentives. It also allows for the Company to provide its full six percent match when Company contributions of the matching amount cannot be made to the Company 401(k) Plan up to Internal Revenue Code limitations, due to the executive’s deferral of compensation which reduce salary and bonus to less than $250,000. The plan allows the officers to defer the receipt and taxation on income until retirement from the Company. The Company makes no additional contributions to, nor does it pay in excess of market interest rates on, the Deferred Compensation Plan. Amounts deferred by an officer under the Deferred Compensation Plan are held and invested by the Company in various mutual funds and other investment options selected by the officer at the time of deferral. For additional information about the Deferred Compensation Plan, including the investment options and the manner of distributions, see “Non-Qualified Deferred Compensation” following on page 25.

Retiree Medical Coverage. The Company provides certain health benefits for retired employees, including the NEOs, including their spouses, eligible dependents and surviving spouses (retirees). The health care plans are contributory with participants’ contributions adjusted annually. Employees become eligible for this benefit if they meet certain age and service requirements at retirement.

Change-in-Control Agreements

The Company has entered into Change-in-Control Agreements with the NEOs, and with certain other senior officers of the Company. This program has been in place since 1995, at which time a majority of the then industry peer group had in place some form of change-in-control program. The Committee believes that these agreements encourage such employees to remain in the employ of and to carry out their duties with the Company in the event of a change-in-control of the Company and during circumstances suggesting a change-in-control might occur. The Committee believes this program is important to maintaining strong leadership and to encourage retention in these situations. For a more detailed discussion of the change-in-control program, see “Potential Payments Upon Termination or Change-in-Control” on page 25.

Stock Ownership Guidelines

In February 2006 the Corporate Governance and Nominations Committee of the Board of Directors adopted stock ownership guidelines for the officers and directors of the Company. These stock ownership guidelines were thereafter approved by the Board of Directors. The Board of Directors and the Chief Executive Officer, the Chief Financial Officer and the Chief Operating Officer are expected to hold 30% of the after-tax shares received upon the vesting or exercise of an equity award until such time as they have accumulated five times base salary for the officers and five times annual retainer for the directors. All other Vice Presidents are expected to hold 30% of the after-tax shares received upon the vesting or exercise of an equity award until such time as they have accumulated three times base salary. All of the NEOs are in compliance with the stock ownership guidelines.

Conclusion

The Committee and the Company believe these executive compensation policies and programs effectively serve the interests of the stockholders and the Company. The Committee has worked over the years to devise, manage and provide an executive compensation program that meets its intended objectives and contributes to the Company’s overall success.

Disclosure Regarding Compensation Committee Governance

Compensation Committee Members and the Compensation Committee Charter

Executive compensation recommendations and decisions at the Company are made by the Committee. The Committee is currently made up of four non-employee directors, each of whom is “independent” as that term is defined by the rules of the NYSE. The determination of the independence of the members of the Committee is made annually by the full Board of Directors, most recently in February 2007. The Committee’s responsibilities are set forth in the Committee’s charter, which can be found at www.cabotog.com, by clicking “Investor Relations,” and then clicking “Corporate Governance.” The Committee’s primary responsibilities are to:

•

Review and approve corporate goals and objectives relevant to the CEO’s compensation, evaluate the CEO’s performance in light of those goals and objectives, and recommend to the board the CEO’s compensation level based on this evaluation. The independent directors of the board then have final authority to act on the Committee recommendation.

•	Provide counsel and oversight of the evaluation and compensation of management of the Company, including base salaries, incentive compensation and equity based compensation.

•	Discharge all duties imposed on the Committee by the Company’s long-term incentive plans, including making grants.

•

Retain or replace any compensation consultant engaged to assist in evaluating the compensation of the Company’s directors, CEO and other officers and to approve such consultant’s fees and other terms of retention.

Compensation Consultant

The Committee employs the services of an executive compensation consultant. During 2006, Hewitt Associates assisted the Committee with executive compensation matters and has also been retained by the Committee for 2007. Hewitt Associates has assisted the Committee on executive compensation matters since 1990. Hewitt Associates is responsible for preparing and presenting a comprehensive competitive market study of the compensation levels and practices for a group of industry peers. The Committee approved industry peer group is listed and described in more detail above on page 11, “Industry Peer Group.” Hewitt Associates is also responsible for preparing and presenting a director compensation study using the same industry peer group. The Committee relies on Hewitt Associates for input on pay philosophy, current market trends, legal and regulatory considerations and prevalence of benefit and perquisite programs. A representative of Hewitt Associates attends all regular meetings of the Committee and participates in most executive sessions.

The Committee believes Hewitt Associates is independent of management. Hewitt Associates works exclusively for the Committee and generally performs no services directly for management. Management does not retain the services of a compensation consultant.

Role of Executives in Establishing Compensation

The President and CEO, the Senior Vice President and COO, the Vice President and CFO, the Vice President, Human Resources and the Vice President, Managing Counsel and Corporate Secretary each play a role in the Company’s compensation process. With the benefit of Hewitt Associates’ competitive market study, the CEO makes compensation recommendations to the Committee for the other officers of the Company. The CEO considers internal pay equity issues, individual performance and Company performance in making his recommendations to the Committee. The Senior Vice President and COO and the Vice President and CFO make recommendations to the CEO for their respective direct reports. The Vice President, Human Resources provides the Committee survey data from a wider group of companies in the energy sector than the industry peer group described above, which the Committee uses for evaluation of non-executive compensation, and general administrative support implementing the Committee’s decisions. The executives listed above, together with the Vice President, Managing Counsel and Corporate Secretary, prepare materials and agenda for the Committee meetings and also prepare the long-term equity plans as directed by the Committee for its review and consideration. Certain of the noted officers attend the Committee meetings; however, the officers are generally excused from the meetings to enable the Committee to meet privately in executive session, both with and without the compensation consultant. The Committee has delegated to management authority to administer the long-term incentive plans in accordance with the terms and conditions of the plans, the specific award agreements and the specific individual awards approved by the Committee.

Compensation Committee Report

The Compensation Committee of the Company has reviewed and discussed with management the above Compensation Discussion and Analysis and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee

        William P. Vititoe, Chairman

        David M. Carmichael

        James G. Floyd

        Robert Kelley

Summary Compensation Table

The table below summarizes the total compensation paid to or earned by each of the CEO, the CFO and the next three most highly compensated executive officers (“NEOs”) for the fiscal year ended December 31, 2006.

Amounts paid under the Company’s 2004 Incentive Plan, which are listed in the column titled “Non-Equity Incentive Plan Compensation,” were determined by the Committee at its February 22, 2007 meeting for 2006 performance and, to the extent not deferred by the executive, were paid out shortly thereafter. For additional information about Non-Equity Incentive Plan Compensation, see page 13, “Annual Incentive Bonus.”

2006 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (5)	All Other Compensation ($) (6)	Total ($)
Dan O. Dinges	2006	$495,000	0	$1,808,218	$337,132	$900,000	$115,011	$30,718	$3,686,079
Chairman, President and
Chief Executive Officer
Scott C. Schroeder	2006	$279,333	0	$608,242	$110,779	$366,900	$61,696	$26,943	$1,453,893
Vice President and Chief
Financial Officer
Michael B. Walen	2006	$355,333	0	$953,494	$136,623	$505,100	$296,550	$37,184	$2,284,284
Sr. Vice President and
Chief Operating Officer
J. Scott Arnold Vice President, Land	2006	$220,833	0	$432,112	$81,233	$223,000	$112,795	$28,370	$1,098,343
Jeffrey W. Hutton	2006	$214,167	0	$349,686	$61,293	$194,400	$78,505	$25,705	$923,756
Vice President, Marketing

(1)	Cash bonuses paid pursuant to the 2004 Incentive Plan for 2006 performance are listed under the column “Non-Equity Incentive Plan Compensation.”
(2)	The amounts in this column reflect the dollar amount recognized with respect to performance share awards and restricted stock awards for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 123(R), and therefore may include amounts from awards granted in and prior to 2006. The grant date fair value of these awards was computed by using the average of the Company’s high and low stock trading price on the date of grant. The grant date fair values used to compute the amounts in this column are as follows:

Grant Date	Grant Date Fair Value per Share	Award Types Included
February 17, 2003	$15.33	Restricted Stock
February 16, 2004	$21.49	Performance Shares & Restricted Stock
May 24, 2005	$30.43	Performance Shares & Restricted Stock
February 23, 2006	$47.60	Restricted Stock

In addition to the amounts shown in the table, there were performance shares granted on February 23, 2006 after the implementation of SFAS No. 123(R). These awards were valued using a Monte Carlo model and the grant date fair value per share used for financial reporting purposes was $32.86. Assumptions used in the Monte Carlo model for this grant, as well as additional information regarding accounting for restricted stock and performance share awards, are included in Note 10 of the Notes to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K filed with the SEC on February 28, 2007 (the “Form 10-K”).

(3)	The amounts in this column reflect the dollar amount recognized with respect to Stock Appreciation Rights (“SARs”) for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with SFAS No. 123(R). Assumptions used in the calculation of these amounts are included in Note 10 of the Notes to the Consolidated Financial Statements included in the Form 10-K. SARs have not been repriced or otherwise materially modified.
(4)	The amounts in this column reflect cash incentive awards to the NEOs under the 2004 Incentive Plan, which is discussed in detail on page 13 under the heading “Annual Incentive Bonus.”
(5)	The amounts in this column reflect the actuarial increase in the present value of the NEOs benefits under the Company’s Pension Plan and the Supplemental Employment Retirement Plan determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements. There were no above-market or preferential earnings on deferred compensation.
(6)	The amounts in this column include the Company’s $15,000 contribution to the Savings Investment Plan (401(k) Plan), which is discussed on page 15, under “Elements of Post-Termination Compensation.” The amounts also include for each NEO some or all of the following:

•	Premiums paid on executive term life insurance

•	Club dues

•	A tax gross up on club dues

•	Executive physical examination for the NEOs and their spouses

•	A financial and tax planning stipend of up to $3,000 per year

•	Personal use of an administrative assistant and/or sporting event tickets

•	Spouse travel to certain business meetings

Grants of Plan-Based Awards

The table below reports all grants of plan-based awards made during 2006. All grants of awards were made under the Company’s 2004 Incentive Plan.

2006 GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#) (4)	Exercise or Base Price of Option Awards ($/Sh) (4)	Grant Date Fair Value of Stock and Option Awards ($) (5)
		Threshold ($)	Target ($)	Maxi- mum ($) (1)	Threshold (#)	Target (#)	Maxi- mum (#) (2)
Dan O. Dinges	2/23/06	$0	$450,000	$900,000
	2/23/06				0	18,200	36,400				$598,052
	2/23/06							16,100			$766,280
	2/23/06								45,650	$47.595	$647,576
Scott C. Schroeder	2/23/06	$0	$183,430	$366,860
	2/23/06				0	6,000	12,000				$197,160
	2/23/06							5,250			$249,874
	2/23/06								15,000	$47.595	$212,785
Michael B. Walen	2/23/06	$0	$252,560	$505,120
	2/23/06				0	7,350	14,700				$241,521
	2/23/06							6,500			$309,368
	2/23/06								18,500	$47.595	$262,435
J. Scott Arnold	2/23/06	$0	$111,500	$223,000
	2/23/06				0	4,300	8,600				$141,298
	2/23/06							3,850			$183,241
	2/23/06								11,000	$47.595	$156,042
Jeffrey W. Hutton	2/23/06	$0	$97,200	$194,400
	2/23/06				0	3,300	6,600				$108,438
	2/23/06							2,950			$140,405
	2/23/06								8,300	$47.595	$117,741

(1)	Amounts in this column represent a bonus payout of 200% of target. However, the maximum payout per participant under the Annual Incentive Bonus is five million dollars. See discussion of the bonus factor applicable to the Annual Incentive Bonus on page 13, “Annual Incentive Bonus.”

(2)	Amounts in this column represent 200% of the targeted performance shares (maximum payout). Amounts earned in excess of 100% are paid in cash based on the average of the high and low trading prices of a share of Common Stock at the end of the performance period. See discussion of the additional terms of the performance shares below.
(3)	Amounts in this column represent a restricted stock award that vests one-third on each of the first, second and third anniversaries following the date of grant.
(4)	Amounts in this column represent SARs that vest one-third on each of the first, second and third anniversaries following the date of grant and have a seven year term. The exercise price of the SARs shown is the average of the high and low trading prices of the Common Stock on the award date, as required by the 2004 Incentive Plan.
(5)	The amounts in this column reflect the grant date fair value of the SARs, restricted stock awards and performance share awards granted in 2006, as computed in accordance with SFAS No. 123(R). The performance share awards were valued using a Monte Carlo model and the grant date fair value per share used for financial reporting purposes was $32.86. Additional assumptions used in the Monte Carlo model for performance shares, as well as other assumptions used in the calculation of these amounts, are included in footnote 10 of the Notes to the Consolidated Financial Statements included in the Form 10-K.

Effective January 1, 2006, the Compensation Committee amended outstanding equity awards on a global basis to revise their treatment upon an employment termination caused by death, disability or retirement. The table below illustrates for stock options, restricted stock, performance shares and SARs, treatment of these awards upon a termination of employment caused by death, disability or retirement prior to January 1, 2006 and as amended January 1, 2006.

Type of Equity Award and Termination Type	Prior to January 1, 2006	As Amended January 1, 2006
Stock Options

	Upon death, disability or retirement, vesting stops and all unvested shares are canceled.	Upon death, disability or retirement, all unvested shares are vested.
Restricted Stock
Disability	Upon disability, all unvested shares vest according to the normal vesting schedule.	Upon disability, all unvested shares are vested.

Retirement	Upon retirement, (1) with respect to officers, the Compensation Committee decides whether to vest unvested shares and (2) with respect to non-officer employees, all unvested shares are vested.	Upon retirement, all unvested shares are vested.

Death	Upon death, (1) with respect to officers, the Compensation Committee decides whether to vest unvested shares and (2) with respect to non-officer employees, all unvested shares are vested.	Upon death, all unvested shares are vested.

Performance Shares
	Upon death, disability or retirement, all unvested shares are canceled unless the Compensation Committee decides otherwise.	Upon death, disability or retirement, all unvested shares vest according the original vesting schedule. Level of payout depends upon performance at the end of the original performance period.
Stock Appreciation Rights

	Upon death, disability or retirement, vesting stops and all unvested shares are canceled.	Upon death, disability or retirement, all unvested shares are vested.

The performance shares awarded in 2006 have a three-year performance period, which commenced January 1, 2006 and ends December 31, 2008. Each performance share represents the right to receive, after the end of the performance period, from 0 to 200% of a share of Common Stock (with amounts over 100% paid in cash), based on the Company’s performance. The performance criteria that determines the payout per performance share is the relative total shareholder return on the Company’s Common Stock as compared to the total shareholder return on the common equity of each company in a comparator group. For this purpose, total shareholder return is expressed as a percentage equal to common stock price appreciation as averaged for the first and last month of the performance period, plus dividends (on a cumulative reinvested basis). The comparator group consists of the companies listed on page 11, “Industry Peer Group.” If any member of the comparator group ceases to have publicly traded common stock or if as a result of other business transactions becomes incomparable, it will be removed from the comparator group and a replacement company will be added by the Compensation Committee of the Board of Directors.

After the end of the performance period, the Company will issue shares of Common Stock and pay cash in respect of each performance share based on the relative ranking of the Company versus the comparator group for total shareholder return during the performance period using the following scale:

Company Relative Placement	Percent Performance Shares
1-2 (highest)	200%
3-4	167%
5-6	133%
7-8	100%
9-10	75%
11-12	50%
13-14	25%
15-17 (lowest)	0%

As noted above, in the event of a relative ranking of 1 through 6, corresponding to a percentage payout above 100%, a share of performance stock will entitle the participant to receive one full share of Common Stock with respect to the first 100% of the payout and the balance of the payout in cash, in an amount based on the fair market value of a share of Common Stock at the end of the performance period.

If a participant is not an employee on the last day of the performance period due to death, disability or retirement, Common Stock will be issued on the original performance period schedule and the level of payout will be determined as with all other participants. If a participant is not an employee on the last day of the performance period due to any other voluntary or involuntary termination, no shares of Common Stock will be issued in respect of the participant’s performance stock award unless otherwise determined by the Compensation Committee. Prior to the issuance of shares of Common Stock in respect of a performance stock award, the participant will have no right to vote or receive dividends on the shares. The performance share award may not be assigned or transferred except by will or the laws of descent and distribution. In the event of a Change-in-Control (as defined) all unvested performance shares shall vest and the shares will be valued at a price based on the change-in-control transaction. In the event the Company ceases to have publicly traded Common Stock as a result of a business combination or other extraordinary transaction, the performance period will be terminated effective upon the date of such cessation. The Committee certifies the results of the performance share awards prior to the issuance of Common Stock.

The restricted stock awarded in 2006 consists of grants of Common Stock, the restrictions on which lapse one-third on each of the first, second and third anniversaries of the date of grant. Unvested restricted stock will be forfeited if, during the three-year restrictive period, the executive voluntarily leaves the Company. In the event of an involuntary termination by the Company, the Compensation Committee will determine whether the unvested restricted stock will be forfeited. In the event of an employment termination due to death, disability or retirement, all restrictions will lapse. Prior to the lapse of such restrictions, the participant has no right to vote or receive dividends on such shares. The restricted stock award may not be assigned or transferred except by will or the laws of descent and distribution. In the event of a Change-in-Control (as defined), the restrictive period shall lapse and a stock certificate representing the shares of restricted stock shall be issued to the executive.

The SARs awarded in 2006 vest one-third on each of the first, second and third anniversaries of the date of grant and have a seven year term. Unvested SARs will be forfeited and vested SARs must be exercised within ninety days if the executive voluntarily leaves the Company. In the event of an involuntary termination by the Company, the Compensation Committee may extend the exercise period for vested SARs from ninety days to thirty-six months. In the event of an employment termination due to death, disability or retirement, all SARs will vest. The SAR award may not be assigned or transferred except by will or the laws of descent and distribution. In the event of a Change-in-Control (as defined) all unvested SARs shall vest and remain exercisable throughout the term of the SAR.

In the event of any merger, reorganization, recapitalization, separation, liquidation, stock dividend, share combination or other change in the corporate structure of the Company affecting the performance shares, the restricted stock or the SARs, the number of performance shares, restricted stock, and SARs shall be equitably adjusted by the Compensation Committee to prevent dilution or enlargement of rights.

For additional information about the treatment of certain of Mr. Dinges’ awards in the event of an employment termination, see “Potential Payments Upon Termination or Change-in-Control” following on page 25.

Outstanding Equity Awards at Fiscal Year-End

The table below reports for each NEO outstanding equity awards at December 31, 2006.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2006

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (3)	Market Value of Shares or Units of Stock That Have Not Vested ($) (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Dan O. Dinges	135,000		—	$15.32	2/17/2008
		45,650	—	$47.595	2/23/2013
			—			52,034	$3,155,862	98,900	$5,998,285
Scott C. Schroeder	45,000		—	$15.32	2/17/2008
		15,000	—	$47.595	2/23/2013
			—			17,383	$1,054,279	34,100	$2,068,165
Michael B. Walen	52,500		—	$15.32	2/17/2008
		18,500	—	$47.595	2/23/2013
			—			23,367	$1,417,209	47,250	$2,865,713
J. Scott Arnold	0		—
		11,000	—	$47.595	2/23/2013
			—			12,117	$734,896	23,400	$1,419,210
Jeffrey W. Hutton	7,000		—	$15.32	2/17/2008
		8,300	—	$47.595	2/23/2013
			—			9,950	$603,468	20,300	$1,231,195

(1)	All amounts in this column are options granted on February 17, 2003 that vested ratably on the first, second and third year anniversary of the date of grant and have a five year term.
(2)	All amounts in this column are SARs granted on February 23, 2006 that vest ratably on the first, second and third year anniversaries of the date of grant and have a seven year term.
(3)	All Shares reported in this column are time-vested restricted stock. The vesting schedule for each executive is as follows:

Date	Dan O. Dinges	Scott C. Schroeder	Michael B. Walen	J. Scott Arnold	Jeffrey W. Hutton
2/16/2007	14,000	5,000	8,000	3,000	3,000
2/23/2007	5,366	1,750	2,166	1,283	983
5/24/2007	10,967	3,567	4,433	2,633	2,000
2/23/2008	5,367	1,750	2,167	1,283	983
5/24/2008	10,967	3,566	4,434	2,634	2,000
2/23/2009	5,367	1,750	2,167	1,284	984

(4)	Market value is based on $60.65 per share closing price on December 29, 2006.
(5)	All shares reported in this column are performance share awards. The terms and conditions of the performance share awards are described above. The performance shares vest, if at all, for each executive as follows:

Date	Dan O. Dinges	Scott C. Schroeder	Michael B. Walen	J. Scott Arnold	Jeffrey W. Hutton
12/31/2006	45,000	16,500	25,500	10,500	10,500
4/30/2008	35,700	11,600	14,400	8,600	6,500
12/31/2008	18,200	6,000	7,350	4,300	3,300

Option Exercises and Stock Vested

The table below reports exercised stock options and vested restricted stock during 2006.

2006 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Dan O. Dinges	135,000	$5,664,976	63,366	$2,931,999
Scott C. Schroeder	37,500	$1,747,128	24,017	$1,114,582
Michael B. Walen	68,500	$2,882,194	31,633	$1,467,475
J. Scott Arnold	14,000	$489,821	12,083	$555,997
Jeffrey W. Hutton	—	—	11,450	$529,095

Pension Benefits Table

The table below reports the present values of accumulated benefits payable to each NEO, including the number of years of service credited to each NEO, under the Company’s qualified Pension Plan and the non-qualified Supplemental Executive Retirement Plan. Additional information regarding the Pension Plan and the Supplemental Executive Retirement Plan can be found on page 15, “Elements of Post-Termination Compensation.”

PENSION TABLE

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($) (1)	Payments During Last Fiscal Year ($)
Dan O. Dinges	Cabot Oil & Gas Corporation Pension Plan	5.25	74,316	—
	Cabot Oil & Gas Corporation Non-Qualified Plan (SERP)	5.25	295,878	—
				—
Scott C. Schroeder	Cabot Oil & Gas Corporation Pension Plan	11.17	90,568	—
	Cabot Oil & Gas Corporation Non-Qualified Plan (SERP)	11.17	128,165	—
				—
Michael B. Walen (2)	Cabot Oil & Gas Corporation Pension Plan	19.67	388,604	—
	Cabot Oil & Gas Corporation Non-Qualified Plan (SERP)	19.67	808,259	—
				—
J. Scott Arnold	Cabot Oil & Gas Corporation Pension Plan	23.58	341,163	—
	Cabot Oil & Gas Corporation Non-Qualified Plan (SERP)	23.58	227,086	—
				—
Jeffrey W. Hutton	Cabot Oil & Gas Corporation Pension Plan	21.75	270,143	—
	Cabot Oil & Gas Corporation Non-Qualified Plan (SERP)	21.75	171,742	—

(1)	The amounts in this column reflect the same assumptions used for financial statement reporting purposes under generally accepted accounting principles. The assumptions used in the calculation of these amounts are included in footnote 5 to the Notes to the Consolidated Financial Statements and in Management’s Discussion and Analysis of Financial Conditions and Results of Operations, under “Long-Term Employee Benefit Costs,” included in the Company’s Form 10-K.
(2)	Mr. Walen is currently eligible for early retirement under the Pension Plan. Early retirement is defined as reaching age 55, with 10 years of credited service. Pension Plan and Supplemental Executive Retirement Plan benefits for early retirement are reduced by approximately 3% per year from full benefits payable at age 62 or greater. Mr. Walen was 58 at December 31, 2006.

Non-Qualified Deferred Compensation

The table below reports NEO contributions, earnings, and aggregate balances in the Company’s Deferred Compensation Plan for 2006.

2006 NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($) (1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($) (2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Dan O. Dinges	$259,000	—	$208,662	—	$1,603,650
Scott C. Schroeder	$66,803	—	$22,275	—	$194,457
Michael B. Walen	$114,800	—	$52,974	—	$484,399
J. Scott Arnold	—	—	$795	—	$6,412
Jeffrey W. Hutton	$55,708	—	$30,002	—	$451,090

(1)	Amounts reported in this column are included in the Summary Compensation Table as salary and non-equity incentive plan compensation, as applicable.
(2)	Amounts reported in this column are not included in the Summary Compensation Table.

Up to 100% of salary, annual incentive bonus and vested performance shares are permitted to be deferred into the Deferred Compensation Plan, subject to payment of Social Security, Medicare, incomes taxes (on compensation not deferred) and employee benefit plan withholding requirements. Earnings on the deferred balances are determined by the executive’s investment selections at the time of deferral. The Company holds deferred amounts and earnings thereon as corporate assets, which are invested as elected by the executive. For 2006, the investment options and their respective rates of return follow:

Fund Name	Rate of Return
Fidelity Retirement Money Market	4.82%
Fidelity U. S. Bond Index	4.33%
Oakmark Equity & Income	10.80%
Oakmark Fund I	18.30%
Davis NY Venture	15.10%
Spartan U. S. Equity Index	15.75%
Fidelity Capital Appreciation	13.80%
Lord Abbett Mid Cap Value	12.40%
Calamos Growth A	1.50%
Royce Opportunity	18.80%
Fidelity Small Cap Stock	12.37%
Fidelity Int’l Discovery	24.22%

Distributions from the Deferred Compensation Plan are made no earlier than six months following retirement and are based on the executive’s election at the time of deferral. Event-based distribution elections may be modified provided that the modification is made at least one year prior to termination of employment. Time-based distribution elections may be modified provided that the modification is made at least one year prior to the original time elected and the new election is moved out at least two years past the original time-based distribution election. Distribution elections can only be delayed not accelerated.

Potential Payments Upon Termination or Change-in-Control

The tables below reflect the compensation payable to each NEO upon voluntary termination, retirement, involuntary not-for-cause termination, for cause termination, termination following a change-in-control and in the event of disability or death of the executive. The amounts shown assume that such termination was effective as of December 31, 2006, and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company.

Change-in-Control Benefits

The Company has entered into change-in-control agreements with each NEO and certain other senior officers of the Company. The Committee believes that these agreements encourage these executives to remain in the employ of the Company and carry out their duties in the event of a change-in-control of the Company or in circumstances suggesting that a change-in-control might occur. The Committee believes this program is important to maintaining strong leadership in those situations.

The agreements provide that, in the event of a change-in-control or in the event deemed to be in anticipation of a change-in-control, the executives will receive certain benefits in the event that their employment is terminated within two years of such event. The executive will receive these benefits unless termination is:

•	for cause,

•	voluntary on the part of the executive, but not a constructive termination, or

•	because of death or disability.

Benefits under the change-in-control agreements generally include:

•	a lump-sum cash payment equal to three times the sum of

¡	the executive’s base salary in effect immediately prior to the change-in-control or the executive’s termination, whichever is greater, and

¡

the greater of (1) the executive’s target bonus for the year during which the change-in-control occurred or, if greater, the year during which the executive’s termination occurred or (2) the executive’s actual bonus paid in the year immediately preceding the change-in-control or, if termination of employment occurs prior to a change-in-control, termination of employment,

•	payment with respect to any performance shares granted to the executive as follows:

¡	payment for performance shares granted in 2005 and 2006 will be paid out at price based on the change-in-control transaction

¡

payment for performance shares granted in other years will be valued according to the percentage of goal attainment on the date of termination, prorated based on actual service completed at the time of the executive’s termination

•	immediate vesting and exercisability of all of the executive’s stock options,

•	immediate vesting and lapse of restrictions on any outstanding restricted stock grants,

•	three years of continued medical, dental and life insurance coverage at the premium rate applicable to active executives,

•	crediting of three additional years of service in the Company’s retirement plans, and

•	outplacement assistance in an amount up to 15% of the executive’s base salary.

In the event that excise taxes apply to payments by the Company, the Company will make an additional tax gross up payment to the executive in an amount to leave the executive “whole,” as if no excise tax had applied. No payments have been made under these agreements.

In the agreements, a “change-in-control” is generally defined to include:

•

any person or group becoming the beneficial owner of 35% or more of either the Company’s common stock or the combined voting power of the Company’s outstanding voting securities, with certain exceptions,

•	specified changes in a majority of the members of the Board of Directors,

•	a reorganization, merger or consolidation or sale or other disposition of substantially all of the Company’s assets is consummated, unless, following the transaction:

¡

the persons who were the beneficial owners of the Company prior to the transaction continue to own at least 50% of the common stock or other securities entitled to vote in the election of directors of the resulting entity in substantially the same proportions as prior to the transaction,

¡

no individual or entity (other than an entity resulting from the transaction) beneficially owns 35% or more of the common equity or voting power of the entity resulting from the transaction, except to the extent that such ownership existed prior to the transaction, and

¡

at least a majority of the members of the Board of Directors of the entity resulting from the transaction were members of the Company’s Board at the time the transaction was approved or entered into, and

•	a liquidation or dissolution of the Company.

CEO Employment Agreement

In addition to a change-in-control agreement, the Company has entered into an employment agreement with Mr. Dinges. The employment agreement provides that if Mr. Dinges terminates his employment for good reason (as defined) or if the Company terminates his employment other than for cause (as defined), Mr. Dinges will receive:

•	a lump sum cash payment equal to two times his annual base salary plus two times his annual target bonus,

•	a 24-month continuation of medical and life insurance programs at the premium rate applicable to active executives,

•	full vesting of all of his restricted stock awards, and

•	full vesting of all of his stock option awards.

Under the terms of Mr. Dinges’ change-in-control agreement, in the event of a termination, Mr. Dinges will be required to elect between receiving the benefits and payments under either his change-in-control agreement or his employment agreement, but not both.

The following table shows the potential payments upon termination or a change-in-control of the Company for Dan O. Dinges, Chairman, President and Chief Executive Officer.

Dan O. Dinges
Executive Benefit and Payments Upon Separation	Voluntary Termination for Good Reason		Voluntary Termination	Retirement (2)	Involuntary Not For Cause Termination		For Cause Termination	Change-in- Control	Disability	Death
Compensation
Multiple of Salary (0x, 2x or 3x)	1,000,000		0	0	1,000,000		0	1,500,000	0	1,000,000
Multiple of Bonus (0x, 2x or 3x)	1,600,000		0	0	1,600,000		0	2,400,000	0	1,600,000

Long-Term Incentive Compensation
Stock Option Vesting	0		0	0	0		0	0	0	0
Performance Share Vesting	0	(1)	0	0	0	(1)	0	3,269,035	3,269,035	3,269,035
Stock Appreciation Rights Vesting	0	(1)	0	0	0	(1)	0	595,961	595,961	595,961
Restricted Stock Vesting	3,155,862		0	0	3,155,862		0	3,155,862	3,155,862	3,155,862

Benefits & Perquisites
Additional Years of Service Benefit (Qualified)	0		0	0	0		0	42,472	0	0
Additional Years of Service Benefit (Non-Qualified)	0		0	0	0		0	169,097	0	0
Early Payout of Deferred Compensation	0		0	0	0		0	1,603,650	0	1,603,650
Health, Life, and Welfare Benefits Continuation	24,877		0	0	24,877		0	37,315	0	0
Excise Tax & Gross-Up	0		0	0	0		0	3,137,187	0	0
Outplacement Services	0		0	0	0		0	75,000	0	0
Earned Vacation	1,603		1,603	0	1,603		1,603	1,603	1,603	1,603

Total	5,782,342		1,603	0	5,782,342		1,603	15,987,182	7,022,461	11,226,111

(1)	These awards are not covered by Mr. Dinges’ employment agreement as the Committee was not using these types of awards in 2001 when Mr. Dinges joined the Company.
(2)	Mr. Dinges was not retirement eligible on December 31, 2006.

The following table shows the potential payments upon termination or a change-in-control of the Company for Scott C. Schroeder, Vice President and CFO.

Scott C. Schroeder
Executive Benefit and Payments Upon Separation	Voluntary Termination	Retirement (1)	Involuntary Not For Cause Termination	For Cause Termination	Change-in- Control	Disability	Death
Compensation
Multiple of Salary (0x, 2x or 3x)	0	0	0	0	846,600	0	0
Multiple of Bonus (0x, 2x or 3x)	0	0	0	0	945,000	0	0

Long-Term Incentive Compensation
Stock Option Vesting	0	0	0	0	0	0	0
Performance Share Vesting	0	0	0	0	1,067,440	1,067,440	1,067,440
Stock Appreciation Rights Vesting	0	0	0	0	195,825	195,825	195,825
Restricted Stock Vesting	0	0	0	0	1,054,279	1,054,279	1,054,279

Benefits & Perquisites
Additional Years of Service Benefit (Qualified)	0	0	0	0	24,175	0	0
Additional Years of Service Benefit (Non-Qualified)	0	0	0	0	34,100	0	0
Early Payout of Deferred Compensation	0	0	0	0	194,457	0	194,457
Health, Life, and Welfare Benefits Continuation	0	0	0	0	37,395	0	0
Excise Tax & Gross-Up	0	0	0	0	1,165,687	0	0
Outplacement Services	0	0	0	0	42,330	0	0
Earned Vacation	29,848	0	29,848	29,848	29,848	29,848	29,848

Total	29,848	0	29,848	29,848	5,637,136	2,347,392	2,541,849

(1)	Mr. Schroeder was not retirement eligible on December 31, 2006.

The following table shows the potential payments upon termination or a change-in-control of the Company for Michael B. Walen, Senior Vice President and COO.

Michael B. Walen
Executive Benefit and Payments Upon Separation	Voluntary Termination	Retirement	Involuntary Not For Cause Termination	For Cause Termination	Change-in- Control	Disability	Death
Compensation
Multiple of Salary (0x, 2x or 3x)	0	0	0	0	1,082,400	0	0
Multiple of Bonus (0x, 2x or 3x)	0	0	0	0	1,230,000	0	0

Long-Term Incentive Compensation
Stock Option Vesting	0	0	0	0	0	0	0
Performance Share Vesting	0	1,319,138	0	0	1,319,138	1,319,138	1,319,138
Stock Appreciation Rights Vesting	0	241,518	0	0	241,518	241,518	241,518
Restricted Stock Vesting	0	1,417,209	0	0	1,417,209	1,417,209	1,417,209

Benefits & Perquisites
Additional Years of Service Benefit (Qualified)	0	0	0	0	59,271	0	0
Additional Years of Service Benefit (Non-Qualified)	0	0	0	0	123,277	0	0
Early Payout of Deferred Compensation	0	0	0	0	484,399	0	484,399
Health, Life, and Welfare Benefits Continuation	0	0	0	0	40,539	0	0
Excise Tax & Gross-Up	0	0	0	0	1,480,547	0	0
Outplacement Services	0	0	0	0	54,120	0	0
Earned Vacation	39,376	39,376	39,376	39,376	39,376	39,376	39,376

Total	39,376	3,017,241	39,376	39,376	7,571,794	3,017,241	3,501,640

The following table shows the potential payments upon termination or a change-in-control of the Company for J. Scott Arnold, Vice President, Land.

J. Scott Arnold
Executive Benefit and Payments Upon Separation	Voluntary Termination	Retirement (1)	Involuntary Not For Cause Termination	For Cause Termination	Change-in- Control	Disability	Death
Compensation
Multiple of Salary (0x, 2x or 3x)	0	0	0	0	669,000	0	0
Multiple of Bonus (0x, 2x or 3x)	0	0	0	0	600,000	0	0

Long-Term Incentive Compensation
Stock Option Vesting	0	0	0	0	0	0	0
Performance Share Vesting	0	0	0	0	782,385	782,385	782,385
Stock Appreciation Rights Vesting	0	0	0	0	143,605	143,605	143,605
Restricted Stock Vesting	0	0	0	0	734,896	734,896	734,896

Benefits & Perquisites
Additional Years of Service Benefit (Qualified)	0	0	0	0	37,740	0	0
Additional Years of Service Benefit (Non-Qualified)	0	0	0	0	23,517	0	0
Early Payout of Deferred Compensation	0	0	0	0	6,412	0	6,412
Health, Life, and Welfare Benefits Continuation	0	0	0	0	36,419	0	0
Excise Tax & Gross-Up	0	0	0	0	806,041	0	0
Outplacement Services	0	0	0	0	33,450	0	0
Earned Vacation	26,803	0	26,803	26,803	26,803	26,803	26,803

Total	26,803	0	26,803	26,803	3,900,268	1,687,689	1,694,101

(1)	Mr. Arnold was not retirement eligible on December 31, 2006

The following table shows the potential payments upon termination or a change-in-control of the Company for Jeffrey W. Hutton, Vice President, Marketing.

Jeffrey W. Hutton
Executive Benefit and Payments Upon Separation	Voluntary Termination	Retirement (1)	Involuntary Not For Cause Termination	For Cause Termination	Change-in- Control	Disability	Death
Compensation
Multiple of Salary (0x, 2x or 3x)	0	0	0	0	648,000	0	0
Multiple of Bonus (0x, 2x or 3x)	0	0	0	0	540,000	0	0

Long-Term Incentive Compensation
Stock Option Vesting	0	0	0	0	0	0	0
Performance Share Vesting	0	0	0	0	594,370	594,370	594,370
Stock Appreciation Rights Vesting	0	0	0	0	108,356	108,356	108,356
Restricted Stock Vesting	0	0	0	0	603,468	603,468	603,468

Benefits & Perquisites
Additional Years of Service Benefit (Qualified)	0	0	0	0	32,953	0	0
Additional Years of Service Benefit (Non-Qualified)	0	0	0	0	19,678	0	0
Early Payout of Deferred Compensation	0	0	0	0	451,090	0	451,090
Health, Life, and Welfare Benefits Continuation	0	0	0	0	15,629	0	0
Excise Tax & Gross-Up	0	0	0	0	661,852	0	0
Outplacement Services	0	0	0	0	32,400	0	0
Earned Vacation	29,596	0	29,596	29,596	29,596	29,596	29,596

Total	29,596	0	29,596	29,596	3,737,392	1,335,790	1,786,880

(1)	Mr. Hutton was not retirement eligible on December 31, 2006

Director Compensation

The table below summarizes the total compensation paid to each of the non-employee directors of the Company for the fiscal year ended December 31, 2006. For more information on director compensation see page 6, “Director Compensation.”

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (2) (3)	Option Awards ($) (3) (4)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($) (5)	Total ($)
Robert F. Bailey (1)	$45,000	—	$3,818	—	—	$344	$49,162
John G. L. Cabot	$65,000	$125,017	$3,818	—	—	$3,024	$196,859
David M. Carmichael	$41,250	$125,017	$114,394	—	—	$197	$280,858
James G. Floyd	$61,250	$125,017	$3,818	—	—	$1,958	$192,043
Robert L. Keiser	$41,250	$125,017	$114,394	—	—	$2,506	$283,167
Robert Kelley	$58,750	$125,017	$7,637	—	—	$2,951	$194,355
C. Wayne Nance (1)	$41,250	—	—	—	—	$344	$41,594
P. Dexter Peacock	$67,500	$125,017	$3,818	—	—	$3,987	$200,322
William P. Vititoe	$61,250	$125,017	$3,818	—	—	$3,825	$193,910

(1)	Messrs. Bailey and Nance retired from the Board of Directors in May 2006.

(2)	The amounts in this column reflect the dollar amount recognized with respect to restricted stock units for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with SFAS No. 123(R), which also equals the grant date fair value computed in accordance with SFAS No. 123(R). Assumptions used in the calculation of these amounts are included in footnote 10 to the Notes to the Consolidated Financial Statements included in the Form 10-K. In 2006, each non-employee director received a grant of 2,460 restricted stock units, with an aggregate grant date fair value of $875,120 based on the average of the high and low trading price of the Common Stock on May 4, 2006, the grant date. The restricted stock units vest on the grant date and are paid in shares of Common Stock upon the date the non-employee director ceases to be a director of the Company.
(3)	The aggregate number of stock awards and the aggregate number of option awards outstanding at December 31, 2006 were as follows:

Name	Stock Awards	Stock Options
Robert F. Bailey	—	20,250
John G. L. Cabot	6,760	20,250
David M. Carmichael	2,460	—
James G. Floyd	6,760	12,750
Robert L. Keiser	2,460	—
Robert Kelley	6,760	20,250
C. Wayne Nance	—	12,750
P. Dexter Peacock	6,760	20,250
William P. Vititoe	6,760	20,250

(4)	The amounts in this column reflect the dollar amount recognized with respect to stock options for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with SFAS No. 123(R) and thus may include amounts from awards granted in and prior to 2006. The grant date fair value of these awards was computed using a Black-Scholes model. Assumptions used for these stock option grants expensed during 2006 are detailed below:

Grant Date	Grant Date Fair Value per Share	Stock Price Volatility	Risk Free Rate of Return	Expected Dividend	Expected Term (in years)
April 29, 2003	$4.69	34.1%	2.5%	0.7%	4.0
February 23, 2006	$14.65	31.5%	4.6%	0.3%	4.0

Additional information regarding the accounting for stock options is included in footnote 10 to the Notes to the Consolidated Financial Statements included in the Form 10-K. On February 23, 2006, each of Messrs. Carmichael and Keiser received a non-discretionary and automatic grant of options to purchase 15,000 shares of Common Stock upon becoming a director of the Company. The grant date fair value of each grant, calculated in accordance with SFAS No. 123(R), was $219,728. The options become exercisable in increments of one-third on the first, second and third anniversaries of the grant date and have a five year term.

(5)	The amounts in this column include for each director some or all of the following:

•	A quarterly dividend of $.04 per share paid on the restricted stock units awarded in 2006 and in prior years.

•	Spouse travel to the September 2006 Board of Directors meeting and related expenses.

Equity Compensation Plan Information

The following table provides information as of December 31, 2006 regarding the number of shares of Common Stock that may be issued under the Company’s equity compensation plans. All of the Company’s equity compensation plans have been approved by the Company’s stockholders.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	636,775	$24.21	2,604,218	(1)
Equity compensation plans not approved by security holders	n/a	n/a	n/a
Total	636,775	$24.21	2,604,218	(1)

(1)	Includes 398,822 shares of restricted stock awarded under the Second Amended and Restated 1994 Long Term Incentive Plan and the 2004 Incentive Plan, the restrictions on which lapse over the period 2007, 2008 and 2009; 103,900 performance shares awarded under the 2004 Incentive Plan, the performance period on which ends April 30, 2008; 141,950 performance shares awarded under the 2004 Incentive Plan, the performance period on which ends December 31, 2008; and 38,720 shares of restricted stock units awarded to the non-employee directors under the 2004 Incentive Plan, the restrictions on which lapse upon a non-employee director’s departure from the Board of Directors.

RELATED PARTY TRANSACTIONS

In the second quarter of 2006, the Company implemented its Mineral, Royalty and Overriding Royalty Interest Plan under which the Company may offer to a number of its employees, including its executive officers, the opportunity to purchase a portion of the mineral, participating and non-participating royalty and overriding royalty interests acquired by the Company from time to time for cash at a price determined using the same cost basis as the Company acquired such interests. In 2006, the Company offered to 73 participants, including ten officers, whose participation was approved by the Compensation Committee, the opportunity to purchase $2.3 million of the mineral, royalty and overriding royalty interests acquired by the Company in the McCampbell Field, located in Aransas Pass, Texas. Each of the officers participating in the plan, including each NEO, purchased interests in the field. No individual officer purchased in excess of $115,000 of the interests offered, and no other interests were offered under the plan in 2006.

In accordance with the Plan, the Company makes all determinations with respect to the acquisition, exploration, development, maintenance and operation of any property subject to an interest under the plan using the same criteria (or criteria less favorable to the property subject to an interest) as it would use were such property not subject to such an interest (that is, the Company will not favor properties subject to interests under the plan over properties not subject to such interests when allocating Company resources in the acquisition, exploration, development, maintenance and operation of its properties).

COMPENSATION COMMITTEE INTERLOCKS

AND INSIDER PARTICIPATION

No member of the compensation committee was, during 2006, an officer or employee of the Company or any of its subsidiaries, or formerly an officer of the Company or any of its subsidiaries. During 2006, the Company had no compensation committee interlocks.

SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors to file initial reports of ownership and reports of changes in ownership of Company Common Stock with the Securities and Exchange Commission and, pursuant to rules promulgated under Section 16(a), such individuals are required to furnish the Company with copies of Section 16(a) reports they file. Based solely on a review of the copies of such reports furnished to the Company, and written representations that those reports accurately reflect all reportable transactions and holdings, the Company is aware of no failures to comply with the Section 16(a) reporting requirements during 2006, with the following exceptions: (i) each of seven officers filed a Form 4 late reporting a disposition of common stock used to pay taxes on a restricted stock vesting; (ii) each of the outside directors (seven individuals) filed a Form 4 late reporting the acquisition of 2,460 restricted stock units.

BENEFICIAL OWNERSHIP OF OVER FIVE PERCENT OF COMMON STOCK

The following table reports beneficial ownership of the Common Stock by holders of more than five percent of the Company’s Common Stock. Unless otherwise noted, all ownership information is based upon filings made by such persons with the Securities and Exchange Commission. The information below does not give effect to the two-for-one split of the Common Stock on March 30, 2007.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Owned		Percent of Class
FMR Corp. 82 Devonshire Street Boston, MA 02109	7,182,332	(1)	15.0%
Neuberger Berman, Inc. Neuberger Berman, LLC. 605 Third Avenue New York, NY 10158	6,429,034	(2)	13.4%
Wellington Management Company, LLP 75 State Street Boston, MA 02109	5,935,525	(3)	12.4%
Earnest Partners, LLC 75 Fourteenth Street, Suite 2300 Atlanta, GA 30309	5,905,141	(4)	12.3%

(1)	According to Amendment No. 1 to a Schedule 13G, dated February 14, 2007, filed with the Commission by FMR Corp., it has sole voting power over 817,982 of these shares, no voting power over the remainder and sole dispositive power over all of these shares.
(2)	According to Amendment No. 9 to a Schedule 13G, dated February 13, 2007, filed with the Commission by Neuberger Berman, Inc. and Neuberger Berman, LLC., they have sole voting power over 3,410,485 of these shares, shared voting power over 1,690,800 of these shares, and shared dispositive power over all of these shares.
(3)	According to Amendment No. 20 to a Schedule 13G, dated February 14, 2007, filed with the Commission by Wellington Management Company, LLP, it has shared voting power over 3,564,645 of these shares, no voting power over the remainder of these shares, shared dispositive power over 5,887,825 of these shares and no dispositive power over the remainder of these shares.
(4)	According to Amendment No. 3 to a Schedule 13G, dated February 2, 2007, filed with the Commission by Earnest Partners, LLC, it has sole voting power over 1,617,623 of these shares, shared voting power over 2,083,216 of these shares, and sole dispositive power over all of these shares.

BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table reports, as of February 1, 2007, beneficial ownership of Common Stock by each director and nominee for director, by each named executive officer listed in the 2006 Summary Compensation Table and by all directors, nominees and executive officers as a group. Unless otherwise indicated, the persons below have sole voting and investment power with respect to the shares of Common Stock shown as beneficially owned by them. The information below does not give effect to the two-for-one split of the Common Stock on March 30, 2007.

Name of Beneficial Owner	Number of Outstanding Shares of Common Stock Held	Number of Shares of Common Stock Beneficially Owned		Percent Class
John G.L. Cabot	215,710 1/	242,720	1/	*
David M. Carmichael	0	7,460	2/	*
James G. Floyd	34,051	53,561	3/	*
Robert L. Keiser	6,000	13,460	4/	*
Robert Kelley	25,000 5/	52,010	5/	*
P. Dexter Peacock	28,735	55,745	6/	*
William P. Vititoe	11,422	30,932	7/	*
Dan O. Dinges	203,413	405,663	8/13/14/15/	*
Michael B. Walen	93,366	175,399	9/13/14/15/	*
Scott C. Schroeder	55,037	122,420	10/13/14/15/	*
J. Scott Arnold	27,302	43,117	11/13/14/15/	*
J.W. Hutton	30,016	50,557	12/13/14/15/	*
All directors, nominees and executive officers as a group (14 individuals)		1,322,618	16/	2.7%

*	Represents less than 1% of the outstanding Common Stock.
1/	Includes 79,665 shares as to which Mr. Cabot has no voting or investment power and 101,951 shares as to which Mr. Cabot has delegated voting and investment power. Includes 2,673 shares held by Mr. Cabot’s spouse and 104,624 shares held by various trusts of which Mr. Cabot serves as co-trustee; Mr. Cabot disclaims beneficial ownership of such shares. The beneficial ownership column also includes 20,250 shares purchasable upon the exercise of options within 60 days and 6,760 restricted stock units, the restrictions on which lapse upon Mr. Cabot’s retirement from the Board of Directors.
2/	Includes 5,000 shares purchasable upon the exercise of options within 60 days and 2,460 restricted stock units, the restrictions on which lapse upon Mr. Carmichael’s retirement from the Board of Directors.
3/	Includes 12,750 shares purchasable upon the exercise of options within 60 days and 6,760 restricted stock units, the restrictions on which lapse upon Mr. Floyd’s retirement from the Board of Directors.
4/	Includes 5,000 shares purchasable upon the exercise of options within 60 days and 2,460 restricted stock units, the restrictions on which lapse upon Mr. Keiser’s retirement from the Board of Directors.
5/	Includes 20,250 shares purchasable upon the exercise of options within 60 days, 2,000 shares over which Mr. Kelley shares voting and investment power, and 6,760 restricted stock units, the restrictions on which lapse upon Mr. Kelley’s retirement from the Board of Directors.
6/	Includes 20,250 shares purchasable upon the exercise of options within 60 days and 6,760 restricted stock units, the restrictions on which lapse upon Mr. Peacock’s retirement from the Board of Directors.
7/	Includes 12,750 shares purchasable upon the exercise of options within 60 days and 6,760 restricted stock units, the restrictions on which lapse upon Mr. Vititoe’s retirement from the Board of Directors.
8/	Includes 135,000 shares purchasable upon the exercise of options and 15,216 stock appreciation rights exercisable within 60 days.

9/	Includes 52,500 shares purchasable upon the exercise of options and 6,166 stock appreciation rights exercisable within 60 days.
10/	Includes 45,000 shares purchasable upon the exercise of options and 5,000 stock appreciation rights exercisable within 60 days.
11/	Includes 32 shares held in the Company’s Savings Investment Plan as to which Mr. Arnold shares voting and investment power and 3,666 stock appreciation rights exercisable within 60 days.
12/	Includes 825 shares held in the Company’s Savings Investment Plan as to which Mr. Hutton shares voting and investment power and 7,000 shares purchasable upon the exercise of options and 2,766 stock appreciation rights exercisable within 60 days.
13/	Includes 14,000, 8,000, 5,000, 3,000 and 3,000 remaining shares of restricted stock granted to Messrs. Dinges, Walen, Schroeder, Arnold and Hutton, respectively, on February 16, 2004, the restrictions on which lapse one-third on each of the three one year anniversaries following the date of the award. Messrs. Dinges, Walen, Schroeder, Arnold and Hutton have no voting or investment power with respect to these shares during the restrictive period.
14/	Includes 21,934, 8,867, 7,133, 5,267 and 4,000 shares of restricted stock granted to Messrs. Dinges, Walen, Schroeder, Arnold and Hutton, respectively, on May 24, 2005, the restrictions on which lapse one-third on each of the three one year anniversaries following the date of award. Messrs. Dinges, Walen, Schroeder, Arnold and Hutton have no voting or investment power with respect to these shares during the restrictive period.
15/	Includes 16,100, 6,500, 5,250, 3,850 and 2,950 shares of restricted stock granted to Messrs. Dinges, Walen, Schroeder, Arnold and Hutton, respectively, on February 23, 2006, the restrictions on which lapse one-third on each of the three one year anniversaries following the date of award. Messrs. Dinges, Walen, Schroeder, Arnold and Hutton have no voting or investment power with respect to these shares during the restrictive period.
16/	Includes 1,341 shares held in the Company’s Savings Investment Plan as to which the executive officers share voting and investment power, 350,250 shares purchasable by the executive officers and directors upon the exercise of options within 60 days and 37,497 stock appreciation rights exercisable by the executive officers within 60 days. Includes 131,402 shares of restricted stock granted to the executive officers and 38,720 restricted stock units granted to the directors. See also Notes 1-15 above.

FUTURE STOCKHOLDER PROPOSALS

Any stockholder proposal intended for inclusion in the proxy statement for the 2008 Annual Meeting of Stockholders of the Company, and otherwise eligible, should be sent to Ms. Lisa A. Machesney, Vice President, Managing Counsel and Corporate Secretary, Cabot Oil & Gas Corporation, 1200 Enclave Parkway, Houston, Texas 77077 and must be received by November 30, 2007.

The Bylaws of the Company require timely advance written notice of stockholder nominations of director candidates and of any other business to be presented by a stockholder at an annual meeting of stockholders. To be timely, the Bylaws require advance written notice be delivered to the Company’s Secretary at the principal executive offices of the Company not later than the close of business on the 60th day, nor earlier than the close of business on the 90th day, prior to the anniversary of the preceding year’s annual meeting (with certain exceptions if the date of the annual meeting is different by more than specified amounts from the anniversary date). The deadline for submission for the 2008 Annual Meeting of Stockholders is currently March 3, 2008. To be valid, a notice must set forth certain information specified in the Bylaws.

SOLICITATION OF PROXIES

The cost of soliciting proxies in the enclosed form will be born by the Company. In addition to solicitation by mail, officers, employees or agents of the Company may solicit proxies personally. The Company may request banks and brokers or other similar agents or fiduciaries to transmit the proxy material to the beneficial owners for their voting instructions and will reimburse them for their expenses in so doing. Georgeson Inc. has been retained to assist the Company in the solicitation of proxies at a fee estimated not to exceed $9,500, plus expenses.

MISCELLANEOUS

The Company’s management does not know of any matters to be presented at the Annual Meeting other than those set forth in the Notice of Annual Meeting of Stockholders. However, if any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy intend to vote the shares to which the proxy relates on such matters in accordance with their best judgment unless otherwise specified in the proxy.

BY ORDER OF THE BOARD OF DIRECTORS,

LISA A. MACHESNEY
Vice President, Managing Counsel and Corporate Secretary

March 29, 2007

February 2007

APPENDIX A

CABOT OIL & GAS CORPORATION

AUDIT COMMITTEE CHARTER

The Audit Committee is appointed by the Board of Directors to assist the Board of Directors in overseeing (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements, (3) the independence, qualifications and performance of the Company’s independent auditors and (4) the performance of the Company’s internal audit function. Pursuant to the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Securities and Exchange Commission, the Audit Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company (any such firm is referred to in this Charter as the Company’s independent auditors). The Audit Committee shall have and may exercise all the powers of the Board of Directors, except as may be prohibited by law, with respect to all matters encompassed by this Charter, and shall have all the power and authority required under the Sarbanes-Oxley Act of 2002.

The Audit Committee shall be elected by the Board of Directors and shall consist of not less than three members of the Board of Directors. The Board of Directors shall also elect a chairman of the Audit Committee. The Board of Directors intends that the members of the Audit Committee meet the independence, expertise, experience and financial literacy requirements of the New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 and the rules and regulations of the SEC. The Committee will have at least one member who the Board of Directors determines is an “audit committee financial expert” as defined by Item 401(h)(2) of Regulation S-K promulgated by the SEC. Unless otherwise determined by the Board of Directors, no member of the Audit Committee shall simultaneously serve on the audit committees of more than two other public companies.

The independent auditors of the Company are ultimately accountable to the Audit Committee and the Board of Directors, as opposed to management of the Company. The Audit Committee shall have the sole authority to appoint and, where appropriate, replace the Company’s independent auditors, subject to stockholder ratification, and to approve all independent audit engagement fees and terms. The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company. The independent auditors shall report directly to the Audit Committee.

The Audit Committee shall pre-approve all audit, review or attest engagements and permissible non-audit services, including the fees and terms thereof, to be performed by the independent auditors, subject to, and in compliance with, the de minimis exception for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 and the applicable rules and regulations of the SEC.

The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permissible non-audit services. The Audit Committee also may delegate such pre-approval authority to any of its members. Any decisions of such subcommittee or members to grant pre-approvals shall be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee shall, to the extent it deems necessary or appropriate:

1.	Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board of Directors for approval.

2.	Review and discuss with management and the independent auditors the annual audited financial statements, as well as disclosures made in management’s discussion and analysis of financial condition and results of operations in the Company’s Annual Report on Form 10-K.

3.	Recommend to the Board of Directors whether the Company’s annual audited financial statements and accompanying notes should be included in the Company’s Annual Report on Form 10-K.

4.	Prepare and approve the audit committee report required to be included in the Company’s proxy statement for the annual meeting (or in the Company’s Annual Report on Form 10-K if required to be included therein).

5.	Review and discuss with management and the independent auditors the Company’s quarterly financial statements, as well as disclosures made in management’s discussion and analysis of financial condition and results of operations, including any matters provided in Statement on Auditing Standards No. 100 (significant events during auditor’s quarterly review, such as a material change in accounting principles, a significant subsequent event or significant accounting adjustments) arising in connection with the Company’s quarterly financial statements prior to the filing of the Company’s Quarterly Report on Form 10-Q.

6.	Review and discuss with management and the independent auditors:

•

major issues and judgments (i) regarding accounting principles and financial statement presentations or (ii) otherwise made in connection with the preparation of the Company’s financial statements, including any significant changes in the selection or application of accounting principles, any major issues concerning the adequacy of the Company’s internal controls, any special audit steps adopted in light of material control deficiencies and the adequacy of disclosures about changes in internal control over financial reporting.

•

analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative methods of generally accepted accounting principles on the financial statements.

7.	Review and discuss with management (including the senior internal audit executive) and the independent auditor the Company’s internal controls report and the independent auditor’s attestation of the report prior to the filing of the Company’s Form 10-K.

8.	Review and discuss reports from the independent auditors on:

•	All critical accounting policies and practices to be used.

•

All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, including (1) ramifications of the use of such alternative disclosures and treatments and (2) the treatment preferred by the independent auditors.

•	Other material written communications between the independent auditors and management.

9.	Review with management the Company’s earnings press releases, with particular emphasis on the use of any “non-GAAP” financial measures. Periodically discuss with management, in general terms (i.e., types of data), the financial guidance provided to analysts and rating agencies.

10.	Review with management and the independent auditors the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

11.	Meet periodically with management and the internal auditors to review the Company’s major financial risk exposures and the steps management has taken to monitor and control those exposures; and discuss the Company’s policies and guidelines concerning financial risk assessment and financial risk management.

12.	Discuss with the independent auditors the matters required to be communicated by the independent auditors pursuant to Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any problems or difficulties encountered in the course of the audit work and management’s response, any restrictions on the scope of activities or access to requested information and any significant disagreements with management.

13.	Review the disclosures that the Company’s chief executive officer and chief financial officer make to the Audit Committee and the independent auditors in connection with the certification process for the Company’s Reports on Form 10-K and Form 10-Q concerning any significant deficiencies or weaknesses in the design or operation of internal control over financial reporting and any fraud that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

14.	Review the capabilities and performance of the lead partner of the independent auditors.

15.	At least annually, obtain and review a report by the independent auditors describing (i) the independent auditors’ internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (iii) all relationships between the independent auditors and the Company.

Evaluate the independent auditors’ qualifications, performance and independence, including considering whether the independent auditors’ quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the independent auditors’ independence. In making this evaluation, the Audit Committee shall take into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditors to the full Board of Directors.

16.	Confirm the regular rotation of the audit partners as required by law. Consider whether there should be regular rotation of the independent auditing firm.

17.	Establish hiring policies for the Company’s employment of the independent auditors’ personnel or former personnel.

18.	Review with the independent auditors any communication or consultation between the Company’s audit team and the independent auditors’ national office respecting auditing or accounting issues presented by the engagement.

19.	Meet with the independent auditors prior to the audit to review the planning and staffing of the audit.

20.	Review the appointment and replacement of the internal auditors and the senior executive of the internal auditors.

21.	Review the significant reports to management prepared by the internal auditors and management’s responses.

22.	Review with management and the independent auditors the responsibilities, budget and staffing of the internal auditors and any recommended changes in the planned scope of the internal audit. The internal audit function (which may be outsourced to a firm other than the independent auditor) is intended to provide management and the Audit Committee with ongoing assessments of the Company’s risk management processes and system of internal control.

23.	Obtain from the independent auditors assurance that Section 10A(b) of the Securities Exchange Act of 1934 (relating to independent auditor discovery of information that an illegal act may have occurred) has not been implicated.

24.	Obtain reports from management and advise the Board of Directors with respect to the Company’s compliance with applicable laws and regulations as contained in the Company’s Code of Business Conduct, including compliance by the Company’s subsidiaries and foreign affiliated entities; and oversee the review of any issues raised with respect to these matters by management, internal auditing, the independent auditors or employees.

25.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

26.	Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements or accounting policies.

27.	Review with the Company’s Legal Counsel legal matters that may have a material impact on the Company’s financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

28.	Meet periodically with management, the internal auditors and the independent auditors in separate executive sessions.

29.	Review annually the Audit Committee’s own performance.

30.	Make regular reports to the Board of Directors.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. It is also not the duty of the Audit Committee to conduct investigations or to assure compliance with laws and regulations and the Company’s Code of Business Conduct.

The Audit Committee shall have the authority to engage and obtain advice and assistance from current or independent legal, accounting or other advisors without seeking approval of the Board of Directors. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or advisors to, the Audit Committee. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditors for the purpose of rendering or issuing an audit report or performing other audit, review or attest services, compensation to any advisors employed by the Audit Committee, and ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

The Audit Committee will meet as often as the members shall determine to be necessary or appropriate, but at least four times during each year. The Audit Committee will meet periodically in separate executive sessions with management (including the chief financial officer and chief accounting officer), the internal auditors and the independent auditor, and have such other direct and independent interaction with such persons from time to time as the members of the Audit Committee deem appropriate. The Audit Committee will also make itself available to the independent auditors and the internal auditors of the Company as requested. Reports of meetings of the Audit Committee shall be made to the Board of Directors at its next regularly scheduled meeting following the Audit Committee meeting, accompanied by any recommendations to the Board of Directors approved by the Audit Committee.

CABOT OIL & GAS CORPORATION		YOUR VOTE IS IMPORTANT VOTE BY INTERNET / TELEPHONE 24 HOURS A DAY, 7 DAYS A WEEK

INTERNET		TELEPHONE		MAIL
https://www.proxypush.com/cog		1-866-474-1505

• Go to the website address listed above • Have your proxy card ready. • Follow the simple instructions that appear on your computer screen.	OR	• Use any touch-tone telephone. • Have your proxy card ready. • Follow the simple recorded instructions.	OR	• Mark, sign and date your proxy card. • Detach your proxy card. • Return your proxy card in the postage-paid envelope provided.

☐                  Ú DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET Ú

Mark, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.	☒
Votes must be indicated (x) in black or blue ink.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ITEMS I and II.

1.	ELECTION OF DIRECTORS:								FOR	AGAINST	ABSTAIN

	FOR ALL	☐	WITHHOLD FOR ALL	☐	EXCEPTIONS*	☐	2.	Ratification of the appointment of the firm of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for its 2007 fiscal year.	☐	☐	☐

Nominees: (01) John G.L. Cabot and (02) David M. Carmichael and (03) Robert L. Keiser							3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

(Instructions: To withhold authority to vote for any individual nominee, mark the “Exceptions*” box and write that nominee’s name on the following blank line.)

*Exceptions ______________________________________

SCAN LINE

Please date this proxy and sign your name exactly as it appears hereon. In the case of one or more joint owners, each joint owner should sign. If signing as executor, trustee, guardian, attorney, or in any other representative capacity, or as an officer of a corporation, please indicate your full title as such.

Date Share Owner sign here	Co-Owner sign here

CABOT OIL & GAS CORPORATION

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

May 2, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned acknowledges receipt of the notice of Annual Meeting of Stockholders and the Proxy Statement, each dated March 29, 2007, and appoints Lisa A. Machesney and Scott C. Schroeder, or either of them, proxies for the undersigned, with power of substitution, to vote all of the undersigned’s shares of common stock of Cabot Oil & Gas Corporation at the Annual Meeting of Stockholders to be held at Cabot Oil & Gas Corporation’s corporate headquarters, First Floor Assembly Room, in Houston, Texas, at 8:00 a.m., local time, on May 2, 2007, and at any adjournments or postponements thereof.

THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS I AND II, AND WILL GRANT DISCRETIONARY AUTHORITY PURSUANT TO ITEM III.

THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE.

If you agree to access our Annual Report and Proxy Statement electronically in the future, please mark this box.	☐	CABOT OIL & GAS CORPORATION P.O. BOX 11088 NEW YORK, N.Y. 10203-0088
To change your address, please mark this box.	☐
To include any comments, please mark this box.	☐